ITEM 1. Front of Registration Statement and Outside Front Cover of Prospectus

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Competitive Companies, Inc.
                 (Name of small business issuer in our charter)

           Nevada                           7389                     65-1146821
(State or other jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)   Classification Code Number)   Identification Number)

3751 Merced Drive, Suite A Riverside, CA                        92503
(Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code: 909.687.6100

                 3751 Merced Drive, Suite A Riverside, CA 92503
 (Address of principal place of business or intended principal place of business)

                        Corporate Creations Network, Inc
             8275 South Eastern Avenue, Suite 200 Las Vegas NV 89123
                                 1 305 672 0686
            (Name, address and telephone number of agent for service)

                                   Copies to:

                               M.T. Williams, Esq.
                            Williams Law Group, P.A.
                               2503 W. Gardner Ct.
                                 Tampa FL 33611
                               Phone: 813.831.9348
                                Fax: 813.832.5284

          SHARES ARE BEING OFFERED BY SELLING SHAREHOLDERS AS FOLLOWS:

                    Common stock, $.001                    2,559,361
                    par value
                    Maximum shares of common stock         2,990,872
                    convertible under Class B Preferred
                    Maximum shares of common stock         2,000,000
                    convertible under Class C Preferred

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

                                                       Proposed maximum       Proposed maximum
Title of each class of                                 offering price per     aggregate offering   Amount of
securities to be registered      Amount to be          unit (1)               price                registration
                                 registered                                                        fee (3)

Common stock, $.001 par value    2,559,361 (2)         $3.00                  $7,678,083.00        $706.38

Maximum shares of common stock   2,990,872             $1.00                  $2,991,000           $275.17
convertible under Class B
Preferred

Maximum shares of common stock   2,000,000             $.001                  $2,000.00            $184
convertible under Class C
Preferred

                 ________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Selling shareholders hold all of the shares that we are registering. These shares will be sold at negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.
(3) No additional fee is paid with this filing as the fee previously paid is in excess of the total amount due.
We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

ITEM 1. Front of Registration Statement and Outside Front Cover of Prospectus

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. OUR SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE
REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS
EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS
NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR
SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS
                           COMPETITIVE COMPANIES, INC.
                  SUBJECT TO COMPLETION, DATED JANUARY 7, 2001

Our selling shareholders are offering:

2,559,361 shares of our common stock, $.001 par value
Up to 2,990,872 shares of common stock convertible under Class B preferred stock

Up to 2,000,000 shares of common stock convertible under Class C preferred stock

The selling shareholders currently owning common stock will offer their shares of common stock at $3.00 per share until the shares are quoted on the OTC
Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders owning shares of common stock issued upon conversion of Class B and Class C stock may offer their shares of preferred stock at $3.00 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.
We will pay all expenses of registering the securities.

Our common stock is not now qualified for quotation on the Over-the-Counter
Bulletin Board or listed on any national securities exchange or the NASDAQ stock market.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors"
beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Offering Information

                        Price to Public (1)   Underwriting         Estimated Offering    Proceeds to
                                              Discounts and        Expenses (3)          Company (4)
                                              Commissions (2)
Per Share
  Common                $3.00                 N/A                  N/A                   N/A
Stock
  Class B Preferred     $.01                  N/A                  N/A                   N/A
Stock
  Class C Preferred     $.01                  N/A                  N/A                   N/A
Stock

Total                   $0.0                  $0.0                 $0.0                  $0.0

(1) The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities. The offering price for the selling shareholders' shares has been determined solely by management.
(2) Selling Shareholders hold all of the shares that we are registering. Because we are not selling any of our shares, there are no underwriting commissions involved in this offering.
(3) Does not include offering costs, including filing, legal, and accounting estimated at $50,000. We have agreed to pay all the costs of this offering.
Selling security holders will pay no offering expenses.
(4) We will not receive proceeds from the sale of shares from the selling shareholders.

The date of this preliminary prospectus is January 7, 2001.

ITEM 2.  Inside Front and Outside Back Cover Pages of Prospectus

        WE HAVE INCURRED LOSSES SINCE INCEPTION, CONSIDERED ON A PRO FORMA
        BASIS AFTER OUR RECENT REORGANIZATION, AND MAY INCUR FUTURE LOSSES.
        YOU WILL BE UNABLE TO DETERMINE WHETHER WE WILL EVER BECOME PROFITABLE
        WHICH SUBJECTS YOU TO THE RISK OF LOSS ON YOUR
        INVESTMENT...............................................................14
        IF WE NEED FINANCING TO SUPPORT OUR EXPANSION PLANS BUT ARE UNABLE TO
        OBTAIN IT, WE WILL HAVE TO CURTAIL OUR EXPANSION PLANS AND THE VALUE
        OF YOUR INVESTMENT MAY BE REDUCED........................................14
        WE MAY NOT BE ABLE TO PROVIDE OUR PRODUCTS AND SERVICES IF WE DO NOT
        CONNECT OR CONTINUE TO CONNECT WITH THE TRADITIONAL CARRIERS, OUR
        PRIMARY COMPETITORS......................................................14
        WE MAY LOSE THE ASSETS OF HUNTINGTON PARTNERS ACQUIRED IN THE
        REORGANIZATION IF WE DO NOT SATISFY CERTAIN CONDITIONS WITHIN 210 DAYS
        OF THE CLOSING OF THE REORGANIZATION, WHICH WOULD REDUCE OUR REVENUES....15
        DAY-TO-DAY MANAGEMENT DECISIONS ARE MADE BY OUR CHIEF FINANCIAL
        OFFICER, LARRY HALSTEAD, AND OUR SIGNIFICANT EMPLOYEES, DAVID BOWER,
        MANAGEMENT INFORMATION SYSTEMS DIRECTOR AND JUDY KLINE, CUSTOMER
        SERVICE MANAGER. IF WE LOSE THE SERVICES OF MR. HALSTEAD, MR. BOWER OR
        MS. KLINE, DEVELOPMENT OF OUR BUSINESS PLAN MAY BE SLOWER THAN
        ANTICIPATED..............................................................16
        OUR OPERATIONS ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST; THERE
        ARE NO ASSURANCES THAT WE WILL RESOLVE THESE CONFLICTS IN A MANNER
        FAVORABLE TO OUR MINORITY SHAREHOLDERS...................................16
        OUR MANAGEMENT HAS SIGNIFICANT CONTROL OVER STOCKHOLDER MATTERS, WHICH
        MAY AFFECT THE ABILITY OF MINORITY STOCKHOLDERS TO INFLUENCE OUR
        ACTIVITIES...............................................................16
        BECAUSE OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, ANY INVESTMENT
        IN OUR COMMON STOCK IS CONSIDERED A HIGH-RISK INVESTMENT AND IS
        SUBJECT TO RESTRICTIONS ON MARKETABILITY; YOU MAY BE UNABLE TO SELL
        YOUR SHARES..............................................................17
        CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL
        TAKEOVER OF US WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

ITEM 3.         SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Company

Competitive Companies, Inc. is the name of the company formed in October 2001 solely to facilitate a December 2001 reorganization which included an acquisition of the assets of Huntington Telecommunications Partners, LP, a
California limited partnership and a merger with a company formerly known as of
Competitive Companies, Inc. - now known as Competitive Companies Holdings, Inc., a Nevada corporation originally formed March 1998.

As a result of the reorganization, Competitive Companies owns the assets of
Huntington Partners and has as a wholly owned subsidiary Competitive Holdings.
Competitive Holdings has two wholly owned subsidiaries:

o Competitive Communications, Inc. which was incorporated under the laws of the state of California in February 1996.
o CCI Residential Services, Inc. which was incorporated under the laws of the state of California in January 2000.

Our principal executive offices are located at 3751 Merced Drive, Suite A,
Riverside, CA 92503. Our telephone number is 909.687.6100.

We are authorized to issue 70,000,000 shares of common stock of which 5,912,061 shares are outstanding. We are authorized to issue 10,000,000 shares of preferred stock in Classes A, B, and C. There are 4,000,000 shares of the Class
A preferred stock outstanding, 1,495,436 shares of the Class B preferred stock outstanding, and 1,000,000 shares of the Class C preferred stock outstanding.

Upon conversion into the maximum number of shares possible, the Class A, B, and
C preferred stock will convert into the following number of shares:

o        Class A - 20,000,000
o        Class B -  2,990,872
o        Class C -  2,000,000

This means that if all these shares are converted into the maximum amount, we would have 30,902,932 shares of common stock outstanding. If no shares of Class
A preferred stock are converted but all shares of Class B and Class C stock were converted at the maximum possible number of shares, we would have 10,902,932 shares of common stock outstanding.

The Class A, B and C preferred stock each contain requirements for conversion which may not be satisfied either in whole or in part. If none of these conditions occur, no additional shares of common stock would be issued. For a discussion of these conversion factors and the possible number of common shares to be issued upon conversion events, please see "Description of Securities -
Preferred Stock," at page 37.

Our Business

We primarily provide local and long distance telephone services, cable television services, and Internet access services to apartment complexes. As a competitive local and long distance telecommunications company, we also offer local and long distance telephone services and Internet access services to other residential customers as well as business customers. Our operations are located in Riverside, California, and approximately 80% of our customers are located in
California.

Our operating losses considered on a pro forma basis after our recent reorganization from inception to March 31, 2002, totaled $17,719,192. As of
March 31, 2002 considered on a pro forma basis after our recent reorganization, we had a combined stockholders' equity of $1,198,767. As of March 31, 2002, we only had $5,924 in current cash available to finance our operations and planned expansion. We anticipate that we will be able to generate sufficient operating cash flow to finance continued operations during the next 12 months.

The Offering

                                       10

This offering is comprised entirely of shares of our common stock held by our selling shareholders. Our selling shareholders are offering:

2,559,361 shares of our common stock, $.001 par value
Up to 2,990,872 shares of common stock convertible under Class B preferred stock
Up to 2,000,000 shares of common stock convertible under Class C preferred stock

The selling shareholders currently owning common stock will offer their shares of common stock at $3.00 per share until the shares are quoted on the OTC
Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders owning shares of common stock issued upon conversion of Class B and Class C stock may offer their shares of preferred stock at $3.00 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders. We will pay all offering expenses. We anticipate offering expenses of approximately $50,000.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

                                       11

Selected Historical Financial Information

The following selected historical financial information of Competitive Companies has been derived from its respective historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this prospectus/consent solicitation.

                              COMPETITIVE COMPANIES
                    SELECTED HISTORICAL FINANCIAL INFORMATION

                                  Three Months  Three Months
                                      ended        ended          Year Ended    Year Ended
                                    March 31,     March 31,      December 31,  December 31,
                                       2002         2001             2001          2000
Statement of operations data:
 Revenues                        $   395,590    $   366,576     $ 1,396,377   $  1,555,799
  Operating Expenses                 483,114        395,430       1,573,770      1,740,551
  Loss before taxes                  (87,524)       (28,854)       (177,393)      (184,752)
  Income tax expense                       0              0               0              0
  Net loss                           (87,524)       (28,854)       (177,393)      (184,752)
 Common Share Data:
  Net loss per share                   (0.01)         (0.01)          (0.04)         (0.04)

  Weighted average common
   shares outstanding              5,912,061      4,912,061       4,923,020      4,912,061
  Period end shares outstanding    5,912,061                      5,912,061
 Balance Sheet Data:
  Total assets                   $ 1,681,565                    $ 1,800,258
  Working Capital (Deficit)          (34,757)                       (32,038)
  Shareholders' Equity             1,198,767                      1,286,291

                                       12

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                                       13

                                  RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

We have incurred losses since inception, considered on a pro forma basis after our recent reorganization, and may incur future losses. You will be unable to determine whether we will ever become profitable which subjects you to the risk of loss on your investment.

We have not yet generated a profit from operations. Our operating losses considered on a pro forma basis after our recent reorganization from inception to March 31, 2002, totaled $17,719,192. As of March 31, 2002, considered on a pro forma basis after our recent reorganization, we had a combined stockholders'
equity of $1,198,767. As of March 31, 2002, we only had $5,924 incurrent cash available to finance our operations and planned expansion. We anticipate that we will be able to generate sufficient operating cash flow to finance continued
operations during the next 12 months.

Our poor financial condition could inhibit our ability to achieve our business plan. Because we have for a significant period operated at a substantial loss, an investor cannot determine if we will ever become profitable.

If we need financing to support our expansion plans but are unable to obtain it, we will have to curtail our expansion plans and the value of your investment may be reduced.

Our future business will involve substantial costs, primarily those costs associated with the following:

        o High speed internet service with local & long distance package-business
          & residential
        o Affinity (charitable) and agent programs
        o Pay off open leases, system purchase, and notes payable
        o Acquire new apartment complexes for telephone, cable television, and internet service

We need approximately $15,000,000 to finance all of our expansion plans. We do not anticipate that our revenues will be sufficient to finance these activities.
Accordingly, we will need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations and our future growth plans, which could reduce our revenues and potential profitability and the value of your investment.

We may not be able to provide our products and services if we do not connect or continue to connect with the traditional carriers, our primary competitors.

Traditional carriers are established providers of local telephone services to all or virtually all telephone subscribers within their respective service areas. Many competitive carriers, including us, have experienced difficulties in working with the traditional carriers with respect to initiating, connecting, and implementing the systems used by these competitive carriers to order and receive network elements and wholesale services and locating the competitive carriers' equipment in the offices of the traditional carriers.

                                       14

Competitive Communications entered into a connection agreement with BellSouth which became effective October 1, 1996, and covers nine states including:
Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina,
South Carolina, and Tennessee. This agreement has been renewed. In February 2000 it entered into connection agreements with PacBell and GTE in California and is now operating as a newer local phone company in California. The agreement with
PacBell expires in June 2002, provided that notice of termination is given at least 120 days prior to the expiration date. If no notice is given, the agreement continues until ended with 45 days advance written notice by either party. No notice of termination was given and the agreement has continued. The agreement with GTE automatically renews each year unless either party gives prior written notice of termination. In Mississippi we must upgrade our switch to accommodate required features and have rates approved in order to commence operating.

As a competitive carrier, we must coordinate with traditional carriers so that we can provide local service to customers on a timely and competitive basis. The
Telecommunications Act created incentives for regional Bell operating companies to cooperate with competitive carriers and permit access to their facilities by denying such companies the ability to provide in-region long distance services until they have satisfied statutory conditions designed to open their local markets to competition. The regional Bell operating companies in our markets are not yet permitted by the FCC to offer long distance services. These companies may not be accommodating once they are permitted to offer long distance service.
Currently Verizon is permitted to offer both local and long distance service in some our mutual service areas, but we have not yet noticed any impact on our markets.

If we cannot obtain the cooperation of a regional Bell operating company in a region, whether or not we have been authorized to offer long distance service, our ability to offer local services in such region on a timely and cost-effective basis will be harmed.

Because many of our competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, we may not be able to compete effectively, which could reduce our revenues.

The telecommunications industry is highly competitive. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, as well as other competitive advantages over us. This could reduce our revenues.

Because our principal competitors are also our suppliers, our revenues may be reduced.

In each of the markets we target, we will compete principally with the traditional local phone companies serving that area, such as PacBell, BellSouth or Southwestern Bell. We must purchase telecommunications services we offer from these or similar carriers. Our suppliers could charge less than we do which could reduce our revenues.

We may lose the assets of Huntington Partners acquired in the reorganization if we do not satisfy certain conditions within 390 days of the closing of the reorganization, which would reduce our revenues.

The reorganization agreement with Huntington Partners gives them rescission rights if we do not satisfy certain conditions within 390 days of the closing of the reorganization. These conditions include:

        o Having this registration statement declared effective
        o Securing a qualification for quotation for our securities on the over the counter bulletin board

Any rescission would result in our losing the revenue producing assets we acquired, which would reduce our revenues.

                                       15

Day-to-day management decisions are made by our Chief Financial Officer, Larry
Halstead, and our significant employees, David Bower, management information systems director and Judy Kline, customer service manager. If we lose the services of Mr. Halstead, Mr. Bower or Ms. Kline, development of our business plan may be slower than anticipated.

The success of our business is dependent upon the expertise of our Chief
Financial Officer, Larry Halstead, who will continue to control our day-to-day business affairs after this offering. It is also dependent upon two significant employees, David Bower and Judy Kline. Because they are essential to our operations, you must rely on their management decisions. We have not entered into any agreement with them that would prevent them from leaving us, nor have we obtained any key man life insurance relating to them. If we lose their services, we may not be able to hire and retain another Chief Financial Officer, management information systems director or customer service manager with comparable experience. As a result, the loss of any of these individual's services could reduce our revenues.

Our president, Mr. David Kline II, will devote less than full time to our business, which may reduce our revenues.

Our president, Mr. David Kline II, devotes approximately 5% of his time to our business. Mr. Kline may not be able to devote the time necessary to our business to assure successful implementation of our business plan. Further, Mr. Klein is subject to a conflict of interest as to whether to spend his time on our or other's activities.

Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.

Collectively, our officers and directors beneficially own approximately 60% of our outstanding common stock. In addition, they own 4,125,000 options or warrants which are exercisable to purchase additional shares of common stock at an average price of $0.19 during the next five years. They also own 4,000,000 shares of Class A convertible preferred stock which may be converted into
20,000,000 additional shares of common stock for no additional consideration under certain circumstances in the future. As such, our officers/ directors and their family members control the outcome of all matters submitted to a vote by the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our officers and directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

The offering price of $3.00 per share has been arbitrarily set by our board of directors and accordingly does not indicate the actual value of our business.

The offering price of $3.00 per share is not based upon earnings or operating history, does not reflect the our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future market price of our stock.

Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.

                                       16

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

If our common stock becomes tradable in the secondary market, we may be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities. For additional details concerning the disclosure requirements under the penny stock rules, see the section entitled Penny Stock Considerations at page 68 below.

In the future, our stock may trade on the over-the-counter bulletin board;
because the bulletin board does not operate under the same rules and standards as the Nasdaq stock market, our stockholders may have greater difficulty in selling their shares when they want and for the price they want.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities don't apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Because stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts, our stockholders may have greater difficulty in selling their shares when they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed.
Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities.
Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

                                       17

Because certain states require us to seek a qualification for our shareholders to be able to resell their shares in any public market that develops, shareholders may be prevented from selling their shares in the open market to residents of these states if this qualification is not obtained.

We intend to seek qualification for secondary trading by obtaining a listing in
Standard and Poor's. This will qualify our securities for trading in the following states: Alaska, Arizona, Arkansas, California, Colorado, Connecticut,
Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas,
Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska,
Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma,
Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia,
and Wyoming.

We currently do not intend to and may not be able to qualify securities for resale in other states with require shares to be qualified before they can be resold by our shareholders. This may inhibit our shareholders ability to resell their shares if a public market does develop for our stock.

Certain Nevada corporation law provisions could prevent a potential takeover of us which could adversely affect the market price of our common stock or deprive you of a premium over the market price.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.
Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidates nominated by our board of directors.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements".
These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors".
The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities
Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

ITEM 4. USE OF PROCEEDS

Not Applicable. We will not receive any proceeds from the sale of the securities by the selling shareholders.

ITEM 5. DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

                                       18

ITEM 6. DILUTION

We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

Under the terms of our Class B preferred stock, we must issue additional shares of common stock upon conversion for no additional consideration if the average of the opening bid and ask price on the over the counter bulletin board is less than $3.00. In addition, under the terms of our Class C preferred stock, we must issue additional shares of common stock upon conversion for no additional consideration if the average of first 5 days trading bid and ask price on the over the counter bulletin board is less than $3.00, subject to adjustment. If this occurs, it could significantly dilute the value of your shares.

ITEM 7. SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders.

Selling Shareholders with Common Stock and Class B Preferred Stock

                                                                              Additional Shares of Common
                                                                                       Stock if
      Number                                                                        Preferred Stock
        Of                                                        Number of Shares   is Converted
   Shareholders   Name of Stockholder             Note            of Common Stock   Minimum-Maximum
===========================================================================================================
        1         Albright, Lee B.                                     10,000          0-20,000
        1         Beck, Michael W.                                      5,000          0-10,000
        1         Bedan, Debra                                          1,000           0-2,000
        1         Betourne, Richard A. & Irma M.                       30,000          0-60,000
                  Joint Tenants
        1         Bohan, Brian                                         10,000          0-20,000
        1         Claussen, Richard                                     5,000          0-10,000
        1         DATALECT, INC.                    1                   5,000          0-10,000
        1         Deromedi, Patrick J.                                 30,000          0-60,000
        1         Dinero, Gina M.                                       5,000          0-10,000
        1         Frasco, Dennis                                        1,000           0-2,000
        1         Frasco, Karen K.                                      3,000           0-6,000
        1         Frasco, Michael                                       1,000           0-2,000
        1         Frederic, Douglas                                     1,000           0-2,000
        1         Freeman, Wynne K.                                    20,000          0-40,000
        1         Gooden, Donald R.                                    10,000          0-20,000
        1         Gray, Mary                                           10,000          0-20,000

                                       19

        1         Gutierrez, Michael & Lisa
                  Joint Tenants                                         5,000          0-10,000
        1         Hammer, James E.                                    106,250          0-212,500
        1         Hammer, Paul H. & Valerie
                  Joint Tenants                                        63,158          0-126,316
        1         Hammer, Susan                                        75,000          0-150,000
        1         Hannah, Robert                                       10,000          0-20,000
        1         Hartwell, James H. & Patricia
                  Joint Tenants                                        10,000          0-20,000
        1         I. Robert Beton Trust             2                  10,000          0-20,000
        1         Isaac, Odell & Day, Amy, Joint
                  Tenants                                              50,000          0-100,000
        1         James J. Healey Group             3                  46,500          0-93,000
        1         Johnson, Barbara                                     10,000          0-20,000
        1         Johnson, Leslie                                       5,000          0-10,000
        1         Johnson, Robert                                      10,000          0-20,000
        1         KELLYSHARES, LTD.                 4                  30,000          0-60,000
        1         Klein, Andrew                                        56,000          0-112,000
        1         Klein, Jonathan  & Jane Joint
                  Tenants                                              20,000          0-40,000
        1         Krasovich, Edward J. TRUST        5                   5,000          0-10,000
        1         Landis, Lyle D. & Mary T.
                  Joint Tenants                                        10,000          0-20,000
        1         Lewis, David E.                                      10,000          0-20,000
        1         Madsen Holdings, Ltd.             6                 200,000          0-400,000
        1         Manufactured Home Lots, Inc.      7                  20,000          0-40,000
        1         Martin, Lee J. & Alison Joint
                  Tenants                                              15,000          0-30,000
        1         McClendon, Paul                                      10,000          0-20,000
        1         McKnight, Dana Alan                                  10,000          0-20,000
        1         Middelhede, Carsten                                  20,000          0-40,000
        1         Mongrain, Raymond E. &
                  Veltkamp, Darrell R.                                 10,000          0-20,00
        1         Moore, Richard & Denise E.                           85,500          0-171,000
                  Joint Tenants
        1         Nist, John E.                                         5,000          0-10,000
        1         Nowick, Martin E. MD PC Profit    8                  40,000          0-80,000
                  Sharing Plan Restated
        1         O'Shaughnessy, Brian J.                              50,000          0-100,000
        1         O'Shaughnessy, Daniel                                25,000          0-50,000
        1         O'Shaughnessy, Kevin                                  5,000          0-10,000
        1         Rancho Coastal Realty Inc.        9                  10,000          0-20,000
        1         Reding, David                                       114,444          0-228,888

                                       20

        1         Ruff, Christopher D. & Cydney                        17,500          0-35,000
                  J. Joint Tenants
        1         Rusty Bartell Weiss-TTEE, The
                  Weiss Rev. Trust                 10                  10,000          0-20,000
        1         Simon, Howard M.                                     20,000          0-40,000
        1         Simone, Ed                                           10,000          0-20,000
        1         Steinhauser, Gregg                                   20,000          0-40,000
        1         Sterling Trust Company,           8                  10,000          0-20,000
                  Trustee; FBO: Martin E.
                  Nowick, Acct. No. 052424
        1         Sterling Trust Company,
                  Trustee; FBO: Susan K. Nowick,
                  Acct. No. 052425                 11                  10,000          0-20,000
        1         T. BABA & Co.                    12                  39,084          0-78,168
        1         The Kaites Family Trust          13                  30,000          0-60,000
        1         Van Lanen, David                                     10,000          0-20,000
        1         Wanderer, H. J.                                      10,000          0-20,000
        1         Xavier, Frank                                        10,000          0-20,000
                  TOTAL                                             1,495,436          0-2,990,872

Selling Shareholders with Common Stock Only

                                                                               Additional Shares of Common
                                                                                       Stock if
      Number                                                                        Preferred Stock
        Of                                        Foot          Number of Shares     is Converted
   Shareholders   Name of Stockholder             note           of Common Stock    Minimum-Maximum
===========================================================================================================
        1         Bilcorp, Inc.                                         2,000             0-0
        1         Boettcher, Harry G.                                  12,300             0-0
        1         Halstead, Dean S.                14                   4,500             0-0
                  O'Shaughnessy, Brian J.                              40,125             0-0
        1         Woods, Jerald                    15                   5,000             0-0
        5         SUB-TOTAL                                            63,925             0-0

Selling Shareholders with Common Stock and Class C Preferred Stock

                                                                                Additional Shares of Common
                                                                                         Stock if
      Number                                                                         Preferred Stock
        Of                                                        Number of Shares     is Converted
   Shareholders   Name of Stockholder             Note            of Common Stock     Minimum-Maximum
===========================================================================================================
        1         Huntington Telecommunications    16               1,000,000         0-2,000,000
                  Partnership, L.P.

                                       21

        1          SUB-TOTAL                                        1,000,000         0-2,000,000

        66         TOTAL ALL CLASSES                                2,559,361         0-4,990,872

      Notes:
        1         Business: Software development. Voting or Control: Donald Krueger, President.
        2         Business: Trust. Voting or Control: I. Robert Benton, Trustee.
        3         Business: Investor group. Voting or Control: James Healey, Sr. Partner & Partner.
        4         Business: Sales & Marketing. Voting or Control: David E. Lewis, Administrative Director.
        5         Business: Trust. Voting or Control: Ed Krasovich, Manager.
        6         Business: Trust. Voting or Control: Mr. & Mrs. Richard Madsen, General Partners.
        7         Business: Real estate. Voting or Control: Milton Alsum, President.
        8         Business: Medical practice. Voting or Control: Martin Nowick, MD.
        9         Business: Real estate. Voting or Control: Brian Bohan, President.
        10        Business: Trust. Voting or Control: Rusty Bartell Weiss, Trustee.
        11        Business: Medical practice. Voting or Control: Susan K. Nowick.
        12        Business: Avocado farming. Voting or Control: Thomas Sera, Partner.
        13        Business: Trust. Voting or Control: John Kaites, Trustee.
        14        Relationship to company: Son of Larry Halstead.
        15        Relationship to company: Director.
        16        Business: Telecommunications. Voting or Control: David Hewitt, General Partner.
                  Relationship to company: Director.

We intend to seek qualification for sale of the shares in those states where the shares will be offered. That qualification is necessary to resell the shares in the public market and only if the shares are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve resales of the shares.

ITEM 8. PLAN OF DISTRIBUTION

Our selling shareholders are offering 2,559,361 shares of our common stock,
$.001 par value per share; 1,495,436 shares of Class B preferred stock, $.001 par value; 1,000,000 shares of Class C preferred stock, $.001 par value.

The securities offered by this prospectus will be sold by the selling shareholders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

                                       22

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made, may be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of our securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholders.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

Until a market develops, if any sales are consummated at a price different than
$3 per share, you will report each such sale on:

o A prospectus supp1ement, if within 20%; or
o A post-effective amendment, if more than 20%.

                                       23

We intend to seek qualification for secondary trading by obtaining a listing in
Standard and Poor's. This will qualify our securities for trading in the following states: Alaska, Arizona, Arkansas, California, Colorado, Connecticut,
Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas,
Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska,
Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma,
Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia,
and Wyoming.

We currently do not intend to and may not be able to qualify securities for resale in other states with require shares to be qualified before they can be resold by our shareholders. This may inhibit our shareholders ability to resell their shares if a public market does develop for our stock.

ITEM 9. LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. There are no family relationships between any of the directors and executive officers. Our directors and executive officers are as follows:

NAME                             AGE         TITLE                         SERVED SINCE

David Kline II                   40          Chairman, C.E.O, President,       1985
                                             C.O.O. & Director

Larry Halstead                   58          Sec./Treas., C.F.O. &
                                             Director                          1996

Michael Godfree                  60          V.P., Business Development
                                             & Director                        1997

Jerald Woods                     53          V.P. & Director                   1997

David Hewitt                     56          Director                          2001

The following is a brief summary of the business experience of these individuals:

David "DK" Kline II, has served as president, chief operating officer and director since inception, but since March 1999 has served in such capacities on a very limited basis. In December 1999 he became the chairman of the board and chief executive officer. From 1996 to the present DK has served as the president of Competitive Communications, Inc., our wholly owned subsidiary, and commenced serving as president of CCI Residential Services, Inc. upon its incorporation in
January 2000. From 1992 to 1996, DK served as president of Western Telephone &
Television, Riverside, California. From December 2001 to the present he has been
Account Executive for Qwest Communications. From March 1999 to December 2001 he
was Regional Account Manager with Electric Lightwave, Inc. It is anticipated

                                       24

that he will reassume his duties on a full-time basis if and when we secure additional capital for the implementation of our future plans. DK has a Bachelor of Arts in Chemistry from California Lutheran University, 1984.

Larry Halstead has been Secretary/Treasurer, Chief Financial Officer and
Director since inception. He has served in the same capacity for Competitive
Communications, Inc. since 1996 and of CCI Residential Services, Inc. since
January 2000. From 1994 to 1996 he was Executive Consultant Sales and Marketing
for Integrated Cargo Management Systems, Inc., of San Antonio, Texas. From 1987
to 1993 he was Vice President Sales & Marketing and Partner for Compu-Source of
El Toro, California. From 1982 to 1987 he worked for Standard Logic, Inc.,
Corona, California, as Marketing Vice President. From 1977 to 1982 he was
Marketing Service Manager and Planning Manager for EECO, Inc. Hotel Systems
Division of Santa Ana, California. From 1972 to 1977 he was Sales and Data
Processing Manager for I/O Computing of Long Beach, California. From 1966 to
1997, Mr. Halstead held a number of command and other key positions in the U.S.
Army and the Army Reserve, achieving the rank of Colonel upon retirement in
1997. From 1988 to 1991, he was Deputy Chief of Staff for Logistics for the 63rd
Army Reserve Command. From 1994 to 1997, he was the Army's Emergency
Preparedness Liaison Officer for Texas. Mr. Halstead received a Bachelor of
Science in Biology from the University of California, Irvine, 1977. He is a graduate of Air War College in 1987, and is certified as a Logistician by the
U.S. Army.

Michael Godfree has been Vice President, Business Development and Director since
1998. Since 1995 Mr. Godfree has been president and a major stockholder of
APMSAFE.COM (American Privacy Management, Inc.). In 2000 he became a director of
Biometric Verification Inc., and Biometric Verification Holdings Inc. From 1986
to 1995 he was president of TSC. In 1984 he founded, and from 1984 to 1986, he was president of American National Cellular. Mr. Godfree was educated at
Newbattle Abbey College, Dalkeith, Edinburgh, Scotland; Occidental College, Los
Angeles; and the University of Sussex, Brighton, England, from which he holds a
Bachelor of Arts Degree in Law.

Jerald Woods has been Vice President and Director since 1998. From 1994 to 2000 he was an officer and director of APMSAFE.COM (American Privacy Management,
Inc.). From 1988 to 1994 he was chairman and director for American Digital
Communications, Inc. From 1984 to 1989 he hosted and produced "Breakthroughs in
Technology," an investment program specializing in high technology companies. He currently is President of JLW Communications Services. He also serves as a director for Pico Medical located in Bethesda, Maryland.

David Hewitt has been a Director since December 2001. From 1994 to date, he has been Co-Founder and President of Huntington Partners, Inc. From 1989 to 1992, he
was Co-Founder and Managing Director of Trilateral Company, a real estate firm.
He has an MBA with Distinction from Amos Tuck School of Business Administration at Dartmouth College and an AB from University of Rochester.

Election of Directors

Our bylaws provide that the board of directors shall consist of five members until changed by amendment to the articles of incorporation or by amendment to the applicable section of the bylaws, adopted by the majority of the voting power of the corporation.

Family Relationships

Ms. Judy Kline is the mother of Mr. David Kline II.

Significant Employees

Since inception in 1996, Judy Kline has been Customer Service Manager of
Competitive Communications, Inc., a wholly owned subsidiary of Competitive
Companies, Inc. From 1985 to 1996 she served in the same capacity at Western
Telephone & Television, the forerunner of Competitive Communications, Inc. From
1978 to 1984 she was Assistant Controller at Sav-On Drugs in Anaheim,

                                       25

California. She has been active in many philanthropic organizations including the Assistance League of Long Beach and Nightingales of Memorial Hospital. She
is the mother of the Company's chairman of the board, chief executive officer and president David Kline II. In 2001 she was elected to the board of directors of CCI Residential Service, Inc., a wholly owned subsidiary of Competitive
Communications, Inc.

David Bower, MIS Manager, has been with the Company since inception in 1996. In
1996 he was promoted from senior Analyst to MIS Manager and is responsible for maintaining and upgrading the Hartline billing system, liaison with telephone providers, technical support on the Company's telephone, cable television, and internet services, and technical assistance to customer service. From 1994 to
1996 he served as Programmer/Analyst and Programmer at Western Telephone &
Television, the forerunner of Competitive Communications, Inc. From 1990 to 1994
he was a Computer Analyst/Data Entry Specialist at Pot O' Gold Inc., Irvine,
California. In 2001, Mr. Bower was elected to the board of directors of
Competitive Communications, Inc., a wholly owned subsidiary of Competitive
Companies, Inc. In 1995, he received a Bachelor of Arts in Mathematics from the
University of California, Riverside.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this registration statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock each of our directors all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control of our company.

      Name                                       Number of Shares              Percentage
           Michael Godfree                            275,000                       4.7
           Larry Halstead                             315,000                       5.3
           David Kline II                             1,750,000                     29.6
           Jerald Woods                               188,600                       3.2
           Huntington                                 1,000,000                     16.7
      Telecommunications Partners, L.P. (1)
           All directors and named executive          3,528,600                     59.4
      officers (as a group of 5 persons)

(1) Mr. David Hewitt is the president of the corporate general partner of
Huntington Telecommunications Partners, L.P.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon
5,912,061 shares of common stock outstanding.

                                       26

ITEM 12. DESCRIPTION OF SECURITIES

        The following description as a summary of the material terms of the provisions of our articles of incorporation and bylaws, is qualified in its entirety. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

                           Authorized Capital Stock            Shares Of Capital Stock
                                                                    Outstanding
Common                             70,000,000                        5,912,061

Preferred                          10,000,000                        4,000,000 - Class A
                                                                     1,495,436 - Class B
                                                                     1,000,000 - Class C

Common stock

We are authorized to issue 70,000,000 shares of no par common stock. There are
5,912,061 of common stock held of record by 125 stockholders.

All shares of common stock outstanding are, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.
There are not any provisions in our Articles of Incorporation or our by-laws that would prevent or delay change in our control.

Preferred stock

We are authorized to issue 10,000,000 shares of preferred stock

Class A preferred stock

4,000,000 shares of Class A convertible preferred stock were issued by us to various founding stockholders and management in December 1999. These 4,000,000 shares are convertible into 20,000,000 shares of common stock. Conversion may occur at any time, in whole or in part up to the number of shares set forth

                                       27

below with the achievement of the following events for a period commencing on the date such event was achieved and ending on December 31, 2010.

The conversion events are as follows:

                                                                 Number of shares of
                                                                 common stock issued
Event                                                            upon conversion

Achieving 100% increase in the combined number of owned          10,000,000
apartment complex passings plus non-apartment complex customers

Achieving 10,000 customers in the combined number of owned       5,000,000
apartment complex passings and non-apartment complex customers

Achieving 20,000 customers in the combined number of owned       5,000,000
apartment complex passings and non-apartment complex customers

        o An apartment complex passing is an individual apartment under direct contract with it for telephone, television or Internet service.

        o A non-apartment complex customer is a non-apartment residential or business customer that is counted once for each major service to which they subscribe.

Conversion events are based on customer base existing as of December 9, 1999.

Class B convertible preferred shares

We have issued 1,495,436 shares of Class B convertible preferred stock entitling persons owning the Class B shares the following:

The stock shall convert into such number or fraction thereof shares of common stock based upon the following:

1- the fraction: [average of opening bid and ask price on the over the counter bulletin board/$3.00]
                                   divided by
the fraction: [average of opening bid and ask price on the over the counter bulletin board/$3.00]

For example, assume average opening bid/ask of $2.00. 1 - 2/3 = 1/3. 1/3 divided by 2/3 = .5 additional share of common stock issued upon conversion.

If the average opening bid/ask price is more than $3.00 per share, no shares of common stock shall be issued and the rights of the preferred stockholders will terminate. Further, under no circumstances will the shares convert into more than 2,990,872 shares of common stock.

Depending upon the average opening bid/ask price, there will be from zero to
2,990,872 shares of common stock issued un conversion of the Class B convertible preferred shares.

Class C convertible preferred shares

We have issued 1,000,000 shares of Class C convertible preferred stock entitling persons owning the Class C shares the following:

The stock shall convert into such number or fraction of shares of common stock based upon the following:

                                       28

        If the average of the closing bid price for the common stock for first five business day period immediately following the closing of the reorganization agreement during which the common stock is qualified for quotation on the over the counter bulletin board is less than
        $3.00 per share, the number of shares of common stock to be issued upon conversion of the Class C preferred stock shall be the product obtained by multiplying the following conversion ratio by the
        1,000,000 shares of Class C preferred stock held by Huntington
        Partners. The conversion ratio shall be one minus the adjusted price divided by the adjusted price. The adjusted price shall be determined by dividing the closing bid price for the common stock for first five business day period immediately following the closing of the reorganization agreement during which the common stock is qualified for quotation on the over the counter bulletin board by $3.00. For purposes of determining the closing bid price for the common stock for first five business day period immediately following the closing of the reorganization agreement during which the common stock is qualified for quotation on the over the counter bulletin board, purchases of our common stock by us or our affiliates or persons controlled by us or our affiliates shall be disregarded. In addition, if trades have not been executed on at least three of those five days, the adjustment period shall be extended until our common stock shall have been traded on at least three days, and the average closing bid price for those three trading days shall be the price used in the formula.

For example, assume average of first 5 days closing bid of $2.00, and no other adjustments under the formula. The conversion would occur as follows:

        o 1 - 2/3 = 1/3.

        o 1/3 divided by 2/3 = .5.

        o .5 x 1,000,000 = 500,000.

Accordingly, 500,000 shares of common stock would be issued to Huntington
Partners upon conversion of the Class C preferred stock.

If the average of first 5 days closing bid is more than $3.00 per share, no shares of common stock shall be issued and the rights of the preferred stockholders will terminate. Further, under no circumstances will the shares convert into more than 2,000,000 shares of common stock.

Depending upon the average opening bid/ask price, there will be from zero to
2,000,000 shares of common stock issued upon conversion of the Class B convertible preferred shares.
Conversion of both Class B and Class C preferred stock

The following table sets forth information concerning number of shares issued upon conversion and total number of shares outstanding after conversion for the
Class B and Class C preferred stock combined, with no conversion of Class A preferred stock:

                                                                                   Total number of shares of
                                                                                   common stock outstanding
                             Additional                 Additional                 assuming no conversion
Average Opening              Number of common           Number of common           of Class A preferred and
Bid/Ask Price per time       stock issued upon          stock issued upon          conversion of both
period of conversion         conversion of Class B      conversion of Class C      Class B and Class C
formula                      preferred stock            preferred stock            preferred stock

$3.00 or more                          0                          0                  5,912,061
$2.50                            299,087                    200,000                  6,411,148
$2.00                            747,718                    500,000                  7,159,779
$1.50                          1,495,436                  1,000,000                  8,407,497
$1.00 or less                  2,990,872                  2,000,000                 10,902,933

                                       29

Other matters related to preferred stock

If we at any time after the date of the reorganization we effect a subdivision of our outstanding common stock or preferred stock, the conversion ratios as determined above will be proportionately adjusted. Holders of the all classes of preferred shares are not entitled to preferential dividend rights, redemption or voting rights.

We presently have no plans to issue any additional shares of preferred stock.
However, preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. The board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholders and may assist management in impeding and unfriendly takeover or attempted changes in control.

There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

Options

We have 5,040,000 outstanding non-statutory options to the following:

          Name             Number of Option     Exercise Price         Number Currently Exercisable

 Officers, Directors & Affiliates:

     Larry Halstead               1,000,000                   $0.001              600,000
     Jerald Woods                   500,000                   $1.00                     0
     Judy Kline (1)               2,625,000                   $0.001            1,575,000

     Sub-Total                    4,125,000                                     2,175,000

Others:

     Employees                      445,000                   $0.001              347,000
     Employees                      300,000                   $0.85                     0
     Employees                       70,000                   $1.00                     0
     James Gibson                    50,000                   $1.00                     0
     James Healey                    50,000                   $1.00                     0

     Sub-Total                      915,000                                       347,000

     Total                        5,040,000                                     2,522,000

(1) Judy Kline is an employee of Competitive Companies and mother Mr. David
Kline II, Competitive Companies' Chairman, C.E.O., President, C.O.O. & Director.
As Mr. Kline is over 21 years of age and does not live with his mother, he disclaims beneficial ownership of the shares underlying Ms. Kline's options.

                                       30

The general terms to exercise the options for all except James Healey, James
Gibson and Jerald Woods are the same. Exercise dates and amounts which can be exercised vary. No options may be exercised until two years after initial grant of the individual option. Options are normally exercisable over a five-year period as follows: at the end of:

o        First year - 0%,
o        Second year - 40%
o        Third through fifth year - 20% each year.

Mr. Healey and Mr. Gibson are independent agents for the sale of our products.
The options granted them and Mr. Woods require certain levels of performance from them in order for them to exercise each level.

Dividends

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available.
Holders of preferred stock are not entitled to receive dividends. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Transfer Agent and Registrar

We are the transfer agent and registrar for our preferred and common stock.

ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
LIABILITIES

Our bylaws, subject to the provisions of Nevada law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to it if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

In 1998, Competitive Companies, Inc. was formed to acquire the stock of
Competitive Communications, Inc. from Mr. David Kline II. Mr. Kline II owned a
100% equity interest in Competitive Communications. Mr. Kline II negotiated the transaction for Competitive Communications and Mr. Halstead negotiated the transaction for Competitive Companies. The parties agreed upon a price of
3,302,700 shares of common stock 1,000,000 shares of Class A convertible

                                       31

preferred stock based upon the fact that the at the time of the agreement
Competitive Communications had annual revenues of approximately $1,000,000. The parties agreed to a value of $1 per share for the 3,302,700 shares of common stock and 5,000,000 shares of common stock underlying the preferred stock and agreed upon a formula of 8 times approximate annual revenues.

Upon completion of the transaction, Mr. Kline II owned approximately 53% of the issued and outstanding stock and 16 other shareholders, all officers, directors and employees, owned the remainder. Mr. Kline II surrendered a percentage of ownership in the business in other to secure the involvement of other individuals he felt necessary to grow the business as shareholders.

ITEM 16. BUSINESS

We provide telecommunications services primarily to residents of apartment complexes, and other users, including business and residential, in primary and secondary metropolitan areas in California, Alabama, and Mississippi, and anticipate offering these services across the United States as our business expands. We offer a set of telecommunications products and services including:

o        Local telephone services
o        Domestic and international long distance services
o        Enhanced voice, data and internet services

In addition, we have developed our own billing and back office systems we call
Hartline that enables us to enter, schedule and track a customer's order from the point of sale to the installation and testing of service. Apartment complex customers are serviced completely by our proprietary Hartline system.

We generally price our services at a discount of 5% to 10% below the prices charged by the traditional local phone companies.

The business was founded in 1985 by a management team led by David Kline, Sr., the former President, Chief Operating Officer and co-founder of Superior
Communications, Inc, and is now led by his son, David Kline II.

As of September 30, 2001, we were operational in 10 apartment complexes in
California, Mississippi, and Alabama using 8 of our own telephone switches.

Subsidiaries

Unlike many of our competitors, we operate with both a regulated and non-regulated company. One of our subsidiaries, Competitive Communications,
Inc., is regulated and our other subsidiary CCI Residential Services, Inc. is unregulated.

Under the Telecommunications Act of 1996, our regulated subsidiary, Competitive
Communications, can receive significantly discounted prices from the existing or traditional local phone companies and long distance carriers, thereby reducing our costs compared to the prices we would have to pay without having this status. As a regulated telecommunications provider Competitive Communications is required to negotiate agreements for services from the local exchange carrier, to file telephone rate tariffs with state public utilities commissions, and is subject to the state public utilities commission rules regarding telecommunications carriers. The tariff filing and update requirements and compliance with commission rules require significant amount of time and cost in order to ensure compliance with filing and commission rules. Currently
Competitive Communications is a regulated carrier in California and Mississippi.

                                       32

Our other subsidiary, CCI Residential Services, operating under shared tenant services provisions within each state, is a non-regulated company and is not required to file tariffs with state public utilities commissions and does not have to comply with commission rules regarding local exchange carriers. CCI
Residential Services can sign individual agreements with property owners allowing for payments to the property owner of a portion of the revenue CCI
Residential receives from the apartment complex residents on the owner's property, and legally avoid the more onerous rate filing requirements of its regulated subsidiary and other regulated carriers. As a shared tenant service provider CCI Residential Services is required by each state's public utilities commission to provide regulated carriers with equal access to the apartment complexes it services. CCI Residential Services accounts for approximately 95%
of Competitive Companies' revenue.

Competitive Communications buys or leases telephone-switching equipment and leases transmission capacity from other carriers and then provides telecommunications services to our non-regulated subsidiary, CCI Residential
Services, which in turn provides these services to residents of apartment complexes. Competitive Communications also directly offers these services to other residential and business customers. During 2001 Competitive Communications accounted for approximately 5% of Competitive Companies' revenue. We anticipate that this percentage will increase in the future as we increase our residential and business customer base and move from a re-seller of the local telephone carriers' services to sharing a portion of the local telephone carriers'
switches. This move will significantly reduce our costs from the local telephone carrier, but will require significant up-front costs to implement.

Huntington Telecommunications Partners. L.P./Competitive Companies, Inc. Asset Acquisition

Competitive Companies, Inc. is currently the name of the company formed in
October 2001 solely to facilitate a December 2001 reorganization by which it acquired the assets of Huntington Telecommunications Partners, LP, a California
limited partnership.

The assets of Huntington Partners are part of the private telephone and cable television systems owned by Huntington Partners and installed under right of entry agreements at four apartment complexes in California. Right of entry agreements include private telephone service to residents at all four complexes that is provided under telephone and cable television services for residents at two of the four complexes.

The purchase price paid to Huntington Partners at closing was one million shares of common stock of Competitive Companies. The initial purchase price will be increased, if at all, as provided in the one million shares of Class C preferred stock to be issued as additional payment for the assets.

The fair market value of Huntington Partners was determined during arm's length negotiations with Huntington Partners. During the negotiations, several historical and projected measures such as combined cash flows were considered in determining the number of shares Huntington would receive. A combination of these factors plus each party's subjective analysis of the worth of the assets
vs. the worth of the consideration received resulted in the determination of the number of shares to issue. Mr. David Hewitt is President of the corporation which is the General Partner of Huntington Partners.

The reorganization agreement with Huntington Partners gives them rescission rights if we do not satisfy certain conditions within 390 days of the closing of the reorganization. These conditions include:

        o Having this registration statement declared effective

        o Securing a qualification for quotation for our securities on the over the counter bulletin board

Competitive Holdings, Inc. [f/k/a Competitive Companies, Inc.]/Competitive Companies, Inc. merger.

In December 2001, Competitive Holdings, Inc. [f/k/a Competitive Companies,
Inc.], a Nevada corporation originally formed March 1998 merged into a wholly-owned subsidiary of Competitive Companies, Inc. and changed its name to
Competitive Holdings, Inc.

                                       33

Competitive Holdings has two wholly owned subsidiaries:

        o Competitive Communications, Inc. which was incorporated under the laws of the state of California in February 1996.

        o CCI Residential Services, Inc. which was incorporated under the laws of the state of California in January 2000.

The amount of shares issued to Competitive Companies was determined by issuing one share of common stock, Class A preferred stock, and Class B preferred stock of Competitive Companies for each outstanding share of common stock, Class A preferred stock, and Class B preferred stock of Competitive Companies. In addition, options on the same terms and conditions as existed in Competitive
Companies prior to the merger were issued to the option holders at the time of the merger.

How the reorganization was effected

The reorganization was effected as follows:

Step      Action
1.        Competitive Companies Holdings, Inc. was formed to facilitate the reorganization
2.        Competitive Companies Holdings formed CCH Acquisition, a subsidiary to acquire Competitive Companies
3.        Competitive Companies merged into CCH Acquisition, with Competitive Companies as the surviving company
4.        Competitive Companies Holdings acquired the assets of Huntington Partners
5.        Competitive Companies Holdings changed its name to Competitive Companies
6.        CCH Acquisition changed its name to Competitive Holdings

As a result of the reorganization, Competitive Companies owns the assets of
Huntington Partners and has as a wholly owned subsidiary Competitive Holdings.

Reasons for entering into the transaction as structured

        o       Huntington Partners - Huntington Partners entered into these transactions in order to divest its interest in telecommunications assets and pursue other investment opportunities.

        o       Competitive Holdings - Competitive Holdings [f/k/a Competitive
        Companies] entered into these transactions in order to have the assets and cash flow of Huntington Partners reflected in its financial statements.

        o       Acquisition companies - Competitive Companies Holdings and CCH
        Acquisition had no assets or earnings and were used to facilitate the structure of the reorganization, which structure was required under the terms of the reorganization agreements.

Services

Competitive Communications

Competitive Communications offers the following services in most of its markets:

        o Local and long distance services to business and non-apartment complex residential customers

                                       34

        o Calling cards to business and non-apartment complex residential customers

        o Internet services to business and non-apartment complex residential customers

        o Local area network connection

        o Resale of traditional phone company services

To offer these services, Competitive Communications generally must secure certification from a state regulator and typically must file rates or price lists for the services that it will offer. The certification process varies from state to state; however, the fundamental requirements are largely the same.
State regulators require new entrants to demonstrate that they have secured adequate financial resources to establish and maintain good customer service.
New entrants must show that they possess the knowledge and ability required to establish and operate a telecommunications network.

In addition, Competitive Communications must enter into connection agreements with traditional carriers. Competitive Communications entered into a connection agreement with BellSouth which became effective October 1, 1996, and covers nine states including: Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi,
North Carolina, South Carolina, and Tennessee. This agreement has been renewed.
In February 2000 it entered into connection agreements with PacBell and GTE in
California and are now operating as a newer local phone companies in California.
The agreement with PacBell expires in June 2002, provided that notice of termination is given at least 120 days prior to the expiration date. If no notice is given, the agreement continues until ended with 45 days advance written notice by either party. The agreement with GTE automatically renews each year unless either party gives prior written notice of termination. In
Mississippi we must upgrade our switch to accommodate required features and have rates approved in order to commence operating.

Services are sold as bundled or unbundled depending on the customer's preference. Presently services are sold directly by Competitive Communications.
Most customers are added from direct solicitation, yellow pages advertising, referrals from other customers, and conversion of customers who leave apartment complexes serviced by CCI Residential Services. In the future, the company plans to add commissioned sales agents to target small to medium size businesses and residential customers. Initially, we plan to add these agents in California then subsequently in other western states as we become an authorized local exchange carrier in those states. We anticipate that the small to medium size businesses will provide better gross margins than the residential market since the business customers normally make more long distance calls, create less bad debt than residential customers, and are more apt to subscribe to high speed Internet services that we offer. Presently over 99% of Competitive Communications business is from telephone service to residential and business customers and less than 1% from Internet services. We anticipate the percentage of Internet services will increase in the future as we expand our Internet service offering to our business and residential customers.

CCI Residential Services

CCI Residential Services provide the following products and services:

        o Local and long distance services to apartment complex customers

        o Calling cards to apartment complex customers

        o Internet services to apartment complex customers

                                       35

        o Internet content control software

        o Cable/satellite television services to apartment complex customers

        o Wake-up call service

        o Music on hold

To offer these services to apartment complex customers, CCI Residential Services must sign a contract with the apartment owner. These are multi-year contracts normally range from 10 to 20 years. They provide for the owner to share in a percentage of the revenue we receive from servicing the complex. The percentage received may vary for 0% to 11%, based on the total revenue received, the types of services provided, the term of the contract and other negotiated factors. If the complex is being built, CCI Residential must plan for, have approved, and install underground cabling. If the complex is already built, it must survey the cabling needs and negotiate the use of the cable with the owner. It must secure state approval to conduct business in the state, establish service from
Competitive Communications if available or with the traditional local phone companies until Competitive Communications is certified.

Services are sold as bundled or unbundled depending on the customer's preference. Presently services are sold directly by Competitive Communications.
When tenants move into an apartment complex serviced by the company, the leasing agent informs them that the complex has a private telephone service provider and a private cable television provider (in those locations where we provide the cable television service). The tenant must contact us in order to activate their telephone and cable television service. If the tenant prefers to receive service from the local telephone company instead of us, they may do so. However, their telephone line must be cross-connected from us to the local telephone company.
This may take the telephone company from a few days to two weeks to accomplish and cost the tenant for the work. If the tenant selects our service, in most cases we can activate their telephone service while they are still on the line.
On an average more than 75% of the tenants decide to use our telephone service.
Those who do not use our telephone service either select a local carrier, use their cell phones only or do not have telephone service. Over 74% of tenants use our cable television service at those complexes where we offer the service.
Those who do not use our services either use satellite television dishes for service or do not have television service. Presently, approximately 79% of CCI
Residential Services' revenue is from telephone related service, approximately
19% is from cable television service, and approximately 2% is from Internet service to tenants of apartment complexes serviced by the company. We anticipate the percentage of Internet services will increase in the future as we expand our internet service offering to additional complexes that we service and penetration increases.

Local Telephone Services

Both subsidiaries offer local telephone services, including local telephone calls as well as other features such as:

        o Call forwarding

        o Call waiting

        o Dial back

        o Caller ID

        o Speed dialing

        o Calling cards

                                       36

        o Three way calling

        o E-911

        o Voice mail

Competitive Communications has negotiated agreements with the major local telephone carrier in each of its markets to provide discounted telephone service. In California, as a competitive local exchange carrier Competitive
Communications has signed an agreement with both Pacific Bell and Verizon as a re-seller of services. Under the Telecom Act, this gives the company additional discounts over previous rates. The company plans to sign an agreement with both
Pacific Bell and Verizon to lease portions of their switches which will approximately double the discounts over the current rates.

Long Distance Services

We offer a full range of domestic and international long distance services.
These services include "1+" outbound calling, inbound toll free service, and such services as calling cards, operator assistance, and conference calling.

Competitive Communications has negotiated an agreement with Qwest Communications for volume discounts for long distance re-sale. Prior to signing with Qwest the company had previous long distance service providers that were more expensive than Qwest and provided very poor service. Periodically the company reviews proposals from other long distance providers to ensure that its is receiving the best possible rates. Should the company find better rates with comparable service, the company would either request revision of the Qwest agreement or select the more cost effective provider and transition to the new provider.

Internet Services

We offer dial-up Internet access services via conventional modem connections, and software that can be used to filter out selected materials, i.e., pornographic and hate oriented material. Commencing in May 2002 we began installing and offering high speed Internet service to selected apartment complex customers. In the future we plan to offer high-speed Internet service to our residential, business and other apartment complex customers. After accepting bids from five other carriers, based on price and service quality, Qwest was selected as carrier to provide our Internet service telephone lines at selected apartment complexes that we service. Since Qwest does not provide ubiquitous dial-up and high-speed internet service in our business and residential market areas, we also have Internet re-sale agreements with Covad Communications and
digzip.com that cover most of our selected business and residential markets.

Markets

Our business plan covers most of the primary and secondary metropolitan areas in the U.S. Initially; we will concentrate on the western, southwestern, and southern United States. The order in which we develop our market will depend on where we acquire the most financially beneficial contracts with apartment complex owners.

Each month we receive requests from owners of apartment complexes from all over the United States that meet the installation criteria for our switches and service. Signing these contracts is contingent on having sufficient capital to provide for the cost of installing the switching equipment and covering initial negative cash flow until the subscriber base is high enough to cover operating costs. Business and residential access lines will be added in the areas near

                                       37

these switches and services either through our own switches or through resale agreements with the traditional local phone companies.

Customers

We have chosen to focus primarily on three market segments:

o   Apartment tenants who reside in apartment complexes of 300 units or more that we can service under shared tenant services. This is accomplished by signing agreements with the apartment complex owners to provide their tenants with telephone, cable television, and Internet services. For signing a long-term agreement to promote us as the provider of these services at the complex, the owner receives a share of the revenue from the services we provide to the tenants and some free services for the leasing office and managers that reside at the complex. We also install telephone, cable television and Internet equipment at the complex to provide these services. We intend to use the switches that we install to terminate long distance traffic from long distance carriers and eventually as facilities to provide local telephone service to the area near the complexes. When implemented, this could provide significant additional revenue for the company.

o   Residential telephone and Internet customers in large to medium size markets. This is presently being done in California by using re-sale local telephone service agreements with Pacific Bell and Verizon and long distance re-sale from Qwest Communications. We also have Internet re-sale agreements with Covad Communications and digzip.com that cover most of our selected markets. In the future we intend to lease in selected areas a portion of Pacific Bell's and Verizon's telephone switches in order to provide local telephone service at a significantly discounted cost. To help distinguish us from competitors who have adopted a similar strategy, we offer potential customers one-stop shopping services through a single point of contact.

o   Small to medium size business telephone and Internet customers in large and medium size markets. This is presently being done in California by using re-sale local telephone service agreements with Pacific Bell and Verizon and long distance re-sale from Qwest Communications. We also have Internet re-sale agreements with Covad Communications and digzip.com that cover most of our selected markets. In the future we intend to lease in selected areas a portion of Pacific Bell's and Verizon's telephone switches in order to provide local telephone service at a significantly discounted cost. To help distinguish us from competitors who have adopted a similar strategy, we offer potential customers one-stop shopping services through a single point of contact.

Sales and Customer Support

We use the following approaches in our three primary targeted market segments:

o Apartment complex owners (CCI Residential Services)---We use direct sales, trade journal advertising, referrals, and exhibitor trade shows.
o Small/medium/large businesses customers (Competitive Communications)---We use primarily direct sales including direct telephone solicitation, flyers, and yellow pages. In the future we expect to add professional sales agents that have established business relationships with the prospective customer as well as local media advertising.
o Residential customers (Competitive Communications)---We use primarily direct sales including direct telephone solicitation, flyers, yellow pages and conversion of apartment complex customers moving from one of our shared tenant services locations. In the future we expect to use local media advertising.

                                       38

We offer comprehensive package of communications services together with traditional local and long distance services and Internet services. The package of comprehensive services we offer is generally not available from the traditional local phone companies, or available only at higher prices.

Depending upon our ability to finance our planned expansion, we anticipate developing an agent program to sell to business and residential customers. We believe that we can attract and retain highly qualified sales agents by offering them the opportunity to:

o Participate in the potential economic returns made available through a results-oriented commission package and stock options

o Market a comprehensive set of products and services and customer care options

o Work with an experienced, success-proven, and customer service oriented company

In addition, we intend to implement a charity donation program in which customers can specify their charity to which we will pay 5% of their long distance payment. We intend to market this to charities directly or through the anticipated future sales agency network.

Customer Service

We believe we are one of the few telecommunications service providers not using automated attendants and voice mail in lieu of real people to answer our customer service lines. We plan to maintain this human touch for quality customer service, communications and problem solving for all of our apartment complex, business, and residential customers.

Infrastructure

Equipment

We will continue to pursue what we refer to as a limited build strategy. Under this strategy, we will

        o Purchase and install certain switches in apartment complexes where we have contracts with the owner of the apartment complex;

        o Locate our hub equipment, switches, in or near one of our apartment complex sites or the central office facilities of traditional local phone companies; and

        o Lease network elements from the traditional local phone companies or resell services until growth justifies our ownership of additional network equipment.

We believe that this limited build strategy offers a number of economic benefits.

        o It allows us to enter into a new market in a six-to nine-month time frame, less than half the 18-24 months generally required under the traditional build first, sell later approach required before the Telecommunications Act established a framework for newer local phone companies to acquire network elements.

        o It reduces the initial capital requirements in each market, allowing us to focus our initial capital resources on the critical areas of sales, marketing and operations support systems, instead of on constructing extensive fiber optic networks to each customer.

                                       39

We are implementing this limited build strategy in the three states where we are now operating: California, Mississippi, and Alabama. We lease circuits to connect the central office facilities of traditional local phone companies with our apartment complex switches. In addition, we have deployed 8 of our own switches to serve 10 apartment complexes. As our business develops, subject to obtaining the necessary financing, we will purchase more equipment ourselves.

Hartline Billing and Automated Back Office System

Our Hartline system enters, schedules, provisions, and tracks a customer's order from the point of sale to the installation and testing of service. It also interfaces with trouble management, inventory, billing, collection and customer service systems.

For our apartment complex customers, our processes are automated. For our non-apartment complex customers, we intend to automate most of the processes involved in switching a customer to our networks. Our goal is to accelerate the time between customer order and service installation, reduce overhead costs and provide exceptional customer service. To achieve this goal, we are continuing to develop and enhance our Hartline system to support the growth of our operations into the non-apartment complex markets.

Regulation

Our telecommunications services business is subject to federal, state and local regulation.

Federal Regulation

The FCC regulates interstate and international telecommunications services, including the use of local telephone facilities to originate and end interstate and international calls. We operate under the 1996 Telecommunications Act, that allows any entity to enter any telecommunications market, subject to reasonable state regulation of safety, quality and consumer protection.

With respect to our domestic service offerings, Competitive Communications, Inc.
has filed rates with the FCC stating the rates, terms and conditions for our interstate services. Our rates are generally not subject to pre-effective review by the FCC, and can be amended on one day's notice. Our interstate services are provided in competition with the traditional local phone, regional and national companies. With limited exceptions, the current policy of the FCC for most interstate access services dictates that traditional local phone companies charge all customers the same price for the same service. Thus, the traditional local phone companies generally cannot lower prices to those customers likely to contract for their services without lowering charges for the same service to all customers in the same geographic area, including those whose telecommunications requirements would not justify the use of such lower prices. The FCC may, however, alleviate this constraint on the traditional local phone companies and permit them to offer special rate packages to very large customers, as we have done in a few cases, or permit other forms of rate flexibility. The FCC has adopted some proposals that significantly lessen the regulation of traditional local phone companies that are subject to competition in their service areas and provide such traditional local phone companies with additional flexibility in pricing their interstate switched and special access on a central office specific basis; and is considering expanding such flexibility.

Under authority granted by the FCC, we will resell the international telecommunications services of other common carriers between the United States and international points. In connection with such authority, our subsidiary,
Competitive Communications, Inc., has filed rates with the FCC stating the rates, terms and conditions for our international services.

State Regulation

                                       40

State regulatory agencies have regulatory jurisdiction when our facilities and services are used to provide intrastate services. A portion of our current traffic may be classified as intrastate and therefore subject to state regulation. We expect to offer more intrastate services as our business and product lines expand and state regulations are modified to allow increased local services competition. For other than shared tenant services, in order to provide intrastate services, we generally must obtain a certificate of public convenience and necessity from the state regulatory agency and comply with state requirements for telecommunications utilities, including state rate requirements.

Similar to the FCC, state agencies require us to file periodic reports, pay various fees and assessments, and comply with rules governing quality of service, consumer protection, and similar issues. Although the specific requirements vary from state to state, they tend to be more detailed than the
FCC's regulation because of the strong public interest in the quality of basic local exchange service. We intend to comply with all applicable state regulations, and as a general matter do not expect that these requirements of industry-wide applicability will harm our business. However, new regulatory burdens in a particular state may affect the profitability of our services in that state.

Local Regulation

Our networks are subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city-by-city and county-by-county basis. If we decide in the future to install our own fiber optic transmission facilities, we will need to obtain rights-of-way over private and publicly owned land. Such rights-of-way may not be available to us on economically reasonable or advantageous terms.

Competition

The telecommunications industry is highly competitive. We believe that the principal competitive factors affecting our business will be pricing levels and clear pricing policies, customer service, and to a lesser extent the variety of services offered. Our ability to compete effectively will depend upon our continued ability to maintain high quality, market-driven services at prices generally equal to or below those charged by our competitors. To maintain our competitive posture, we believe that we must be in a position to reduce our prices in order to meet reductions in rates, if any, by others. Any such reductions could reduce our revenues. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than those, as well as other competitive advantages over us.

In each of the markets we target, we will compete principally with the traditional local phone companies serving that area, such as PacBell, BellSouth or Southwestern Bell. We believe the regional Bell operating companies' primary agenda is to be able to offer long distance service in their service territories.

As a recent entrant in the integrated telecommunications services industry, we have not achieved and do not expect to achieve a significant market share for any of our services. Recent regulatory initiatives allow newer local phone companies such as our subsidiary, Competitive Communications, to connect with traditional local phone companies facilities. Although this provides increased business opportunities for us, such connection opportunities have been and likely will continue to be accompanied by increased pricing flexibility for and relaxation of regulatory oversight of the traditional local phone companies.

Traditional local phone companies have long-standing relationships with regulatory authorities at the federal and state levels. While recent FCC administrative decisions and initiatives provide increased business opportunities to telecommunications providers such as us, they provide the traditional local phone companies with increased pricing flexibility for their private line and special access and switched access services.

Other Market Entrants

                                       41

We face, and expect to continue to face, competition from other current and potential market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange market such as AT&T, Time
Warner, MCI WorldCom, Verizon and Sprint, and from other newer local phone companies, resellers of local exchange services, competitive providers, cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end users.

A number of companies similar to ours have entered or announced their intention to enter into one or more of the same markets as us. We believe that not all of them, however, are pursuing the same target customers as us.

We expect to increasingly face competition from companies offering long distance data and voice services over the Internet. Such companies could enjoy a significant cost advantage because they do not pay carrier access charges or universal service fees.

Data/Internet Service Providers

The Internet services market is highly competitive, and we expect that competition will continue to intensify. Our competitors in this market will include other Internet service providers, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technological and marketing resources than those available to us.

Employees

As of March 31, 2002, we had 8 full-time, of which 2 are management, 3 are technical and 3 are administrative, and 4 part-time employees, of which 1 is management, 1 is technical and 2 are administrative. None of our employees are represented by a collective bargaining agreement. We believe that we enjoy good relationships with our employees.

ITEM 17. MANAGEMENTS DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS-COMPETITIVE COMPANIES, INC.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

        Revenues. Total revenues decreased $159,422, or 10.3%, to $1,396,377 for the year ending December 31, 2001 from $1,555,799 for the year ending December
31, 2000.

        Apartment Complexes Telephone and Cable Television. Revenue from apartment complex customers decreased by $163,359 or 11.0% to 1,321,484 from $1,484,843.
This revenue was derived principally from the sale of long distance and local telephone service and cable television to apartment complex unit subscribers and consisted of:

        o the monthly recurring charge for basic telephone and/or cable television service;

        o usage based charges for local and long distance calls;

        o charges for services, such as call waiting and call forwarding; and

        o to a lesser extent, non-recurring charges, such as charges for additional lines for an existing customer.

                                       42

The high-end apartment complexes that we service have experienced lower occupancy rates because of economic conditions in the later part of 2001 resulting in fewer apartment customers being serviced. With the special free long distance calling plans and free local calling minutes being offered by most cellular telephone companies, some apartment complex customers have decided to use their cellular telephones as their only telephone. With the special offers being made by satellite dish television providers, some residents have decided to use those services. The combined affect resulted in an aggregate of 5.5%
fewer telephone customers and 3.2% fewer cable television customers at our serviced apartment complexes. We believe that the apartment complexes will experience lower occupancy rates over at least the next six months that may slightly reduce future revenue from telephone and television services to apartment complexes. To increase telephone revenue and customers served and reduce transition of customers to cellular-only telephone service by other providers, in May 2002 we began installing and providing high speed Internet service to our telephone customers at selected apartment complexes. Our initial penetration has exceeded our initial forecasts by almost 100%. For customers to use our Internet service, they must also subscribe to our telephone service. In
January 2002 we began enhancing the television services we offer by adding channels to the line-up and enhancing picture quality. Our pricing for telephone service, cable television service, and high speed Internet service is competitive with major providers. In December 2001 we completed the reorganization agreement with Huntington Telecommunications Partners. We anticipate this agreement will increase our net sales to telephone and television customers, but will be partially offset by a reduction in our administration and billing to Huntington Telecommunications Partners and an increase in direct labor expense. We anticipate seeing the positive results of these efforts in the first and second quarter 2002.

Future acquisition of new contracts with apartment owners for telephone, television, and high speed Internet services to their complexes and addition of cellular telephone service are contingent on uncertain future financing to acquire the required equipment. We would prefer financing be done through equity investment in our company in order to minimize capital lease funding and their integral multi-year fixed terms and high interest rates.

        Business and Residential Telephone Revenue. Sales to non-apartment unit business and residential customers under our status as a competitive local exchange carrier re-seller, increased by $3,937 or 5.6% to $74,893 from $70,956.
Due to the low margins associated with re-sale of the major local exchange carrier services and high bad debt associated with business and residential telephone customers compared to apartment complex customers, we postponed attempting to gain significant numbers of customers in this market. Most sales have been through conversions of more credit-worthy apartment complex customers who convert to our re-sale telephone service when they move out of the apartment complexes we service. Prior to aggressively soliciting for business and residential telephone customers and implementing a program to market through charitable organizations, we intend to complete negotiations with the major local exchange carriers in our selected markets to increase our discount percentage by approximately 30% under the Unbundled Network Element-P program.
This program allows us to rent a portion of their switches in our serviced areas. We must also negotiate with a contract provider to acquire interface services for this program until we can pay the approximately $100,000 for the software and commence processing directly with the switch providers. Although we plan to have all negotiations complete and commence sales of both bundled and unbundled services in the third quarter 2002, commencement is contingent on funding from as yet unidentified sources adequate enough to cover contract provider start-up expenses. We have recently completed negotiations with two national Internet service providers so we may offer dial-up and high-speed
Internet services as part of a bundled local and long distance telephone service and Internet service for our business and residential telephone customers.

        Gross Margin. Gross profit decreased $49,691, or 13.0%, to $331,142 for the year ending December 31, 2001 from $380,833 for the year ending December 31,
2000. Overall gross margin as a percentage of total revenues decreased only slightly (approximately 0.8%) to 23.7% in 2001 from 24.5% in 2000.

                                       43

        Apartment Complexes Telephone, and Cable Television Gross Margin. Gross
profit decreased $49,085, or 13% to $331,142 for the year ending December 31,
2001 from $380,833 for the year ending December 31, 2000. Gross margin decreased approximately 0.7% to 24.5% during 2001 compared to 25.2% in 2000. This was related to the combined reduction of approximately 4.9% of apartment complex unit telephone and television subscribers. The fixed expense to service these subscribers remained approximately the same, but had to be spread over slightly fewer customers which slightly impacted the overall gross margin. In addition, apartment customers made more non-billable local zone calls. In some areas we are charged by the local service provider at per-minute, tariffed, business zone rates and provide the apartment customer with residential rates that include some zones at no charge. When apartment customers in some areas increase their local, un-billable call time our expense increases without offsetting revenue.

In the fourth quarter 2001, we re-negotiated with our major long distance carrier to reduce our long distance rates by approximately $3,000 (15%) per month, signed an agreement with one of the local, traditional carriers for service for rate reductions of approximately $500 (18%) per month, and signed with another local carrier to provide service at selected apartment complexes at a reduction of approximately $4,250 (23.6%) lower than the expense of using our past traditional local carrier. Since we maintain very competitive pricing, these expense reductions did not require any offsetting reduction in prices for service to our subscribers. Most of these changes will not begin to favorably impact gross margins until the second quarter 2002. Although the merger with
Huntington Telecommunications Partners may increase revenue and cash flow commencing the first quarter 2002, we anticipate that it may negatively impact gross margin since it will eliminate the administration and billing revenue we charged the partnership prior to the merger for managing their telephone and television systems.

        Business and Residential Telephone Gross Margin. Gross profit increased slightly by $394, or 5.6% to $$7,489 for the year ending December 31, 2001 from
$7,096 for the year ending December 31, 2000. Gross margin for business and residential customers remained relatively the same during 2000 and 2001 at 10%
since we are re-selling these services from the local major telephone carrier.
Compared to the margin for apartment unit customers this margin is significantly lower and results in an overall lower gross margin, but produces increased revenue for us. We have been able to prevent reduction in gross margin related to the sales to business and residential customers by being able to assimilate these without additional customer service representatives, technical support, on-site technicians or management personnel. We believe that gross margin for business and residential customers can be increased during 2002 by the implementation of the Unbundled Network Element-P agreements with the local major telephone carrier and sale of bundled and unbundled local and long distance telephone and Internet services primarily through commissioned agents.

        Other Operating Expenses. Other operating expenses decreased $57,050, or
10.1%, to $508,535 for the year ending December 31, 2001, compared to $565,585 for the year ending December 31, 2000.

Increases were experienced in provision for bad debts ($29,407 or 73.2%) and other operating expenses ($47,896 or 134.5%). Approximately 65% ($19,100) of the
increase in provision for bad debts was to reserve for potential bad debts from business and residential customers. The remaining approximately 35% ($10,307)
was reserved for potential bad debts from apartment complex customers. In order to try and reduce bad debts from business and residential customers, we implemented a policy of requiring a deposit from new customers who are not transferring from another telephone company's service or from one of our services apartment complexes. Since we control the last mile access for the apartments we have under contract, we can more readily control these customers'
access to other carriers. If these customers have an unpaid account, we can refuse to allow access through our switch to other carriers. Since we do not have control to this extent over business and residential customers, we expect the bad debts related to these customers to be higher than it is for serviced apartment complex customers. Even with the higher reserve for business and residential customers' bad debts, the provision for bad debts of 5% of revenue
($69,590) is within normal industry expectations of 4-6% of revenues. Other operating expense increases were primarily due to credits issued in 2000 for commission expense of prior years of approximately $62,689 in year ending 2000. Minor increases in credit card processing, corporate filing fees,

                                       44

bank service charges, taxes, and travel and entertainment were more than offset by reductions in other categories including advertising, travel miscellaneous sales, dues and subscriptions, telephone expenses, and supplies. As we grow, we anticipate that other operating expenses, and provision for bad debts will increase as additional customers are added and expenses are incurred.

Decreases were experienced in employee compensation ($4,331 or -1.9%), stock based compensation (to zero from $60,000), interest expense ($4,627 or -9.2%), occupancy and equipment ($11,207 or -20.1%), and professional fees ($54,188 or
-56.8%). We anticipate employee compensation, and occupancy and equipment will increase as additional personnel are hired, as built-in facilities lease increases occur, and as new equipment is added. We anticipate that interest expense will be significantly reduced as all current major capital leases will be paid off no later than July 2002, and only smaller capital leases in the near future are anticipated. Since the negotiations for the buyout, acquisition, and reorganization of all partnerships has been completed, we do not anticipate any significant, additional professional fees associated with these efforts. We do anticipate increases in future professional fees associated with expenses related to our efforts to become a publicly trading company and on-going professional fees for auditing and legal services if and when that occurs, and increases in stock based compensation incentives for employees and agents.
However, we will attempt to provide any such future stock based compensation in a manner that will affect the financials as minimally as possible.

The buyout of the last partnership system for $250,000 occurred as expected in the first quarter of 2001 and used approximately 97% of our cash available at that time. We believe that the increases in cash flow from the anticipated addition of more business and residential customers, the acquisition of the last partnership, combined with the positive cash flow anticipated from the reorganization with Huntington Telecommunications Partners, and the anticipated results from the recent expense reduction actions we have taken will be sufficient to maintain operational cash flow needs. However, the anticipated positive cash flow will not be sufficient to grow the business and contract with apartment complex owners to install telephone switches, cable services, and high-speed Internet services for their apartment complexes. Although the apartment complexes require significant, initial capital investment, the gross margins, customer penetration, and bad debt are significantly better than the business and residential customer market.

        Net Loss. As a result of the foregoing, the total net loss, decreased by
$7,359 for the year ended December 31, 2001 to $177,393, from a net loss of
$184,752 for the year ended December 31, 2000. This resulted in a 4.0% decrease in total net loss for 2001 compared to 2000. During 2001 we completed two of our capital leases and purchased the equipment for $1 buyouts. As other capital leases reach maturity, we intend to exercise our buyout rights. During the first seven months of 2002, we will be able to positively affect profitability and cash flow as all but one of the currently remaining capital leases come to term and are paid off thus eliminating approximately $8,100 in monthly cash outlay associated with capital leases and notes payable. Except for two remaining capital leases (one is scheduled for pay off in July 2002), as of June 30, 2002, all other capital leases have been paid off. This will help to offset the reduction in interest income previously realized from the cash reserve that was used in the first quarter of 2001 to purchase the last partnership system and is expected to commensurately improve cash flow. To acquire additional systems in the future, we may use a combination of: (1) cash flow from operations, (2)
additional capital leases and/or, (3) funding through as yet unidentified sources.

Although EBITDA (Earnings before Interest Taxes Depreciation and Amortization)
is not a GAAP measure and our EBITDA may not be comparable to similarly titled measures reported by other companies, many securities analysts use the measure of earnings before deducting interest, taxes, depreciation and amortization, also commonly referred to as EBITDA, as a way of evaluating telecommunications companies and other companies that have inherently high initial capital investment requirements. Telecommunications companies initial capital investments are high due to the expenses incurred in developing their network of switches, securing interconnection agreements, and meeting regulatory requirements. Our EBITDA for 2001 improved significantly over 2000 by decreasing
68.0% to -$10,317 in 2001 versus -$32,141 for 2000. We anticipate EBITDA from current operations, the reorganization, future additional business, and expense-cutting actions will continue to improve.

                                       45

RESULTS OF OPERATIONS-COMPETITIVE COMPANIES, INC.

THREE MONTHS ENDED MARCH 30, 2002 COMPARED TO THREE MONTHS ENDED MARCH 30, 2001

        Revenues. Total revenues increased $29,014, or 7.9%, to $395,590 for the first quarter of 2002 from $366,576 for the first quarter of 2001. This revenue was derived principally from the sale of long distance and local telephone service and cable television to apartment complex unit subscribers.

        Apartment Complexes Telephone Cable Television, and Internet Revenue.
Revenue from apartment complex customers increased by $26,987 (93% of the
$29,014 increase). This increase was due primarily to the increase in revenue from the merger with Huntington Telecommunication Partners. The high-end apartment complexes that we service have experienced lower occupancy rates because of economic conditions that started in the later part of 2001 resulting in fewer apartment customers being serviced. With the special free long distance calling plans and free local calling minutes being offered by most cellular telephone companies, some apartment complex customers have decided to use their cellular telephones as their only telephone. With the special offers being made by satellite dish television providers, some residents have decided to use those services. These have resulted in our serving approximately 7% fewer customers as of the end of the first quarter of 2002 compared to the end of the first quarter
2001. We believe that the apartment complexes will experience lower occupancy rates at least through the second quarter 2002 that may slightly reduce future revenue from telephone and television services to apartment complexes. In May
2002 we began installing and providing high-speed Internet service to our telephone customers at selected apartment complexes to increase telephone revenue and customers served and reduce transition of customers to other land-line telephone service providers and cellular-only telephone service by other providers. Our initial penetration has exceeded our initial forecasts by almost 100% and has begun to positively contribute to cash flow. For customers to use our high-speed Internet service, they must also subscribe to our telephone service. In January 2002 we began enhancing the television services we offer by adding channels to the line-up and enhancing picture quality. Our pricing for telephone service, cable television service, and high-speed Internet service is competitive with major providers. We anticipate further increase in revenue during 2002 resulting from additional high-speed Internet customers at the serviced apartment complexes, increases in telephone surcharges, and increases in television service charges related to additional channels being provided. Acquisition of new contracts with apartment owners for telephone, television, and high-speed internet services to their complexes is contingent on potential additional financing from as yet unidentified sources to acquire the required equipment.

        Business and Residential Telephone Revenue. Sales to business and residential customers under our status as a competitive local exchange carrier increased by 11% ($2,027) compared to the first quarter of 2001 and provided
$23,011 (6%) of the total revenue for the first quarter of 2002 compared to
$20,984 (6%) for the first quarter 2001. Due to the low margins associated with re-sale of the major local exchange carrier services and higher bad debt associated with business and residential telephone customers compared to apartment complex customers, we postponed attempting to gain significant numbers of customers in this market. Most sales have been through conversions of more credit-worthy apartment complex customers who convert to our re-sale telephone service when they move out of the apartment complexes we service. Prior to aggressively soliciting for business and residential telephone customers and implementing a program to market through charitable organizations, we intend to complete negotiations with the major local exchange carriers in our selected markets to increase our discount percentage by approximately 30% under the
Unbundled Network Element-P program. This program allows us to rent a portion of their switches in our serviced areas. We must also negotiate with a contract provider to acquire interface services for this program until we can pay the approximately $100,000 for the software and commence processing directly with the switch providers. Although we plan to have all negotiations complete and commence sales of both bundled and unbundled services in the third quarter 2002, commencement is contingent on funding from as yet unidentified sources adequate enough to cover contract provider start-up expenses. In preparation for providing dial-up and high-speed Internet services as part of a bundled local

                                       46

and long distance telephone service and Internet service for our business and residential telephone customers, we have recently completed negotiations with two national Internet service providers.

        Gross Margin. Gross profit decreased $47,758, or 49.2%, $49,261 for the first quarter of 2002. Overall gross margin as a percentage of total revenues decreased to 12.5% for the first quarter of 2002 compared to 26.5% in the first quarter 2001. This was related to the combined reduction of approximately 7% of apartment complex unit telephone and television subscribers. The fixed expense to service these subscribers remained approximately the same, but had to be spread over slightly fewer customers which impacted the overall gross margin. In addition, apartment customers made more non-billable local zone calls. In some areas we are charged by the local service provider at per-minute, tariffed, business zone rates and provide the apartment customer with residential rates that include some zones at no charge. When apartment customers in some areas increase their local, un-billable call time our expense increases without offsetting revenue. Less than 10% of the reduction in gross margin was due to lower margins on sales to non-apartment unit business and residential customers.
The margin for business and residential customers compared to the margin for apartment unit customers is significantly lower resulting in an overall lower gross margin, but produces increased revenue for us. We were able to prevent additional reduction in gross margin related to the sales to business and residential customers by being able to assimilate these without additional customer service representatives, technical support, on-site technicians or management personnel although some increases in direct labor expenses for current employees did contribute to the increased expense and resultant lower gross margin. We believe that gross margin can be increased over the next year if we are able to obtain the Unbundled Network Element-P discounts, acquire additional systems and customers, and can increase the number of customers serviced without a directly correlated increase in personnel. However, gross margin as a percent of sales may decrease if too many of the additional customers are non-apartment complex business and residential customers, since the gross margin is less on these types of customers. During the third quarter of 2001 we observed occupancy at serviced apartment complexes trending downward.
Realizing that we had fixed expenses associated with apartment complexes, we investigated additional ways to improve margin and cash flow. In this endeavor, we established expense-cutting milestones and other actions to improve sales, gross margin, and reduce operating expenses. These are described in detail in the above Results from Operations for the Year Ending 2001. We anticipate that these expense reductions coupled with the reorganization with Huntington
Telecommunications Partners will begin showing significant improvement in operating profit, gross margin and cash flow during the second and third quarters of 2002.

        Other Operating Expenses. Other operating expenses increased $10,912, or
8.7%, to $136,785 in the first quarter of 2002 from $125,873 in the same period in 2001. Increases were experienced in non-direct labor employee compensation and benefits ($6,173 or 11.3%), occupancy and equipment ($1,032), and other expenses ($20,098 or 74.7%). We anticipate employee compensation and benefits will continue to increase in the future as employee compensation increases, additional personnel are hired, as additional customers are added, and expenses are incurred as we grow. The increase in occupancy and equipment was due to programmed increases in the office space we leased for our operations. These will continue to increase through the end of the current lease (November 2002)
and with either a renewal at that time or relocation to other facilities. As we grow we also expect additional increases in facilities expenses. The increase in other expenses was related to the amortization over 36 months of intangible revenue rights of contracts with apartment owners. This expense is expected to continue until completely amortized. We anticipate that any new contracts with apartment owners will be amortized in a similar manner. Provision for bad debts also increased $3,504, or 138.7%, to $6,030 during the first quarter of 2002 compared to $2,526 during the same period in 2001. The increased provision for bad debts was primarily due to the increases in business and residential customers and in anticipation of the down turn in the overall economy. As more non-apartment complex unit customers are added we anticipate that bad debt may increase, so we have increased provision for bad debt accordingly. Since we control the last mile access for the apartments we have under contract, we can more readily control these customers' access to other carriers provided they remain tenants of the complex. If these current tenant customers have an unpaid account, we can refuse to allow access through our switch to other carriers.
Since we do not have control to this extent over business and residential

                                       47

customers or apartment unit customers that move off-site, we anticipate the bad debt related to these customers will be higher than it is for current apartment complex customers given the current and expected economic conditions. Our provision for bad debts during the first quarter of 2002 was approximately 1.6%
of revenue compared to approximately .7% for the first quarter of 2001. This is well below the 4-6% normally experienced by the telephone service industry.
During the first quarter of 2002 compared to the first quarter of 2001, decreases occurred in interest expenses ($1,466 or 15.0%) and professional fees
($18,429 or 91.8%). Since the negotiations for the buyout, acquisition, and reorganization of all partnerships has been completed, we do not anticipate any significant, additional professional fees associated with these efforts. We do anticipate increases in future professional fees associated with expenses related to our efforts to become a publicly trading company and on-going professional fees for auditing and legal services if and when that occurs.
Although there were no expenses associated with stock based compensation, we expect to incur increases in stock based compensation incentives for employees and agents. However, we will attempt to provide any such future stock based compensation in a manner that will affect the financials as minimally as possible and provide performance incentives for the recipients.

        Net Loss. As a result of the foregoing, the total net loss increased by
$58,670 or 203.3% for the first quarter 2002 to $87,524, from a net loss of
$28,854 for the first quarter 2001. This resulted in a 203.0% increase in total net loss for the first quarter 2002 compared to the first quarter 2001. During
2001 we completed two of our capital leases and purchased the equipment for $1 buyouts. As other capital leases reach maturity, we intend to exercise our buyout rights. During the first seven months of 2002, we will be able to positively affect cash flow as the currently remaining capital leases come to term and are paid off thus eliminating approximately $8,100 in monthly cash outlay associated with capital leases and notes payable. Except for two remaining capital lease (one is scheduled for pay off in July 2002), as of June
30, 2002, all other capital leases have been paid off. This will help to offset the reduction in interest income previously realized from the cash reserve that was used in the first quarter of 2001 to purchase the last partnership system and is expected to commensurately improve cash flow. To acquire additional systems in the future, we may use a combination of: (1) cash flow from operations, (2) additional capital leases and/or, (3) funding through as yet unidentified sources.

Although EBITDA is not a GAAP measure and our EBITDA may not be comparable to similarly titled measures reported by other companies, many securities analysts use the measure of earnings before deducting interest, taxes, depreciation and amortization, also commonly referred to as EBITDA, as a way of evaluating telecommunications companies and other companies that have inherently high initial capital investment requirements. Telecommunications companies initial capital investments are high due to the expenses incurred in developing their network of switches, securing interconnection agreements, and meeting regulatory requirements. Our EBITDA for the first quarter 2002 decreased by 166% over the first quarter of 2001 to -$5,887 versus $8,915. However, it has improved on an annualized basis over year-end 2001 by 43%. We anticipate EBITDA from current operations, the reorganization, future additional business, and expense-cutting actions will continue to improve.

During the second quarter of 2002, we will be able to positively affect net profit and cash flow as the currently remaining capital leases come to term and are paid off thus eliminating approximately $8,100 in monthly cash outlay associated with capital leases and notes payable. This will help to offset the reduction in interest income previously realized from the cash reserve that was used in the first quarter of 2001 to purchase the last partnership system. To acquire additional systems in the future, we may use a combination of: (1) cash flow from operations, (2) additional capital leases and/or, (3) funding through as yet unidentified sources.

We believe that the increases in cash flow from the additional non-apartment unit customers, the acquisition of the last partnership, the reorganization with
Huntington Telecommunications Partners, and the anticipated results from the recent expense reduction actions we have taken and future capital lease buy-outs will be sufficient to maintain operational cash flow needs. However, the anticipated positive cash flow will not be sufficient to grow the business and contract with apartment complex owners to install telephone switches, cable services, and high-speed Internet services for their apartment complexes.
Although the apartment complexes require significant, initial capital

                                       48

investment, the gross margins, customer penetration, and bad debt are significantly better than the business and residential customer market.

LIQUIDITY AND CAPITAL RESOURCES

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

Cash received from operations was primarily from telephone and cable subscriber revenue generated by our telephone and cable TV service at apartment complexes, and administration and billing revenue from management functions we performed for properties owned by partnerships. Additional revenue was generated from residential and business telephone.

Net cash provided by operating activities for 2001 totaled $154,001. This is a significant improvement (1,469%) over the $9,817 net cash provided by operating activities for 2000.

Net cash used for investing activities for 2001 totaled $241,128 versus $24,237 for 2000. All but $3,876 of the 2001 expenditure was to purchase total ownership of the last remaining partnership system that we managed and which serviced 376 telephone and 376 television passings (apartments). The remaining $3,876 was used to upgrade cable television facilities at the purchased property. The 2001 expenditures were made in support of operations to expand the number of cable television channels for selected apartment unit customers.

Net cash used in financing activities for 2001 totaled $143,171, a $12,783
(8.2%) reduction compared to the $155,954 for 2000. These were primarily for monthly payments on outstanding notes and capital leases. No proceeds from the issuance of common stock were received during 2001.

Cash available at the end of 2001 was zero versus $230,298 cash available at the end of 2000. During 2001 we used all available cash to buyout the last remaining partnership and pay down outstanding capital leases. Although we anticipated lower cash flow during the last two quarters of 2001 due to lower market penetration related primarily to reduced occupancy, cell-phone-only use at our serviced apartment complexes, and lower margins on our business and residential customers, we believe that the cash flow from operations will improve in 2002 due to third and fourth quarter 2001 operation expense reductions and revenue increases associated with lower negotiated prices from our telephone and satellite/cable television vendors; increases in our customer base through addition of resale residential and business customers telephone customers;
increases in service charges, products and services to our apartment customers;
addition of high-speed Internet service at some of our serviced apartment complexes; and expense avoidance through the reorganization with Huntington
Telecommunications Partnership.

THREE MONTHS ENDED MARCH 30, 2002 COMPARED TO THREE MONTHS ENDED MARCH 30, 2001

Cash received from operations was primarily from telephone and cable subscriber revenue generated by our telephone and cable TV service at apartment complexes, and administration and billing revenue from management functions we performed for properties owned by partnerships. Additional revenue was generated from residential and business telephone and Internet customers.

Net cash provided by operating activities for the first quarter of 2002 totaled
$25,278. This is a reduction of 66% over the $74,852 net cash provided by operating activities for the first quarter of 2001.

Cash provided by investing activities for the first quarter of 2002 was $2,091 versus -$250,000 used during the first quarter of 2001. The $250,000 expenditure in 2001 was used to purchase the last outstanding apartment complex contract and equipment. We anticipate future purchases of equipment as we grow. Significant

                                       49

equipment purchases cannot be funded from cash flow, but will require additional capital infusion through possible future additional financing from as yet unidentified sources or third-party leasing arrangements.

Net cash used in financing activities for the first quarter of 2002 totaled
$21,445, a 41% reduction compared to the $36,405 for the same period in 2001.
These were primarily for monthly payments on outstanding notes and capital leases. No proceeds from the issuance of common stock were received in the first quarter of 2002. We intend to use leasing financing in the future as one method of adding new equipment and services to both existing and future customers.

Cash flow for the first quarter of 2002 totaled $5,924 versus a cash flow of
$18,745 during the first quarter of 2001. Cash flow was reduced primarily due to the $52,574 (66%) reduction of cash provided by operations. We believe that the cash flow from operations will improve during the remainder of 2002 due to previously discussed operation expense reductions and revenue increases associated with lower negotiated prices from our telephone and satellite/cable television vendors, increases in our customer base through addition of resale residential and business customers telephone customers, increases in service charges and products and services to our apartment customers, and expense avoidance through the reorganization with Huntington Telecommunications
Partnership.

We expect to incur additional expenses in 2002 as we increase our cable television line-up, upgrade our telephone systems, and provide high speed
Internet service to some of our apartment complexes. We expect to be able to pay for most of these expenses from cash flow and from minor capital leases. For future growth, additional financing from as yet unidentified sources and capital lease financing of telephone switching installations and cable television headend equipment will be needed over the next 18 months to meet our working capital needs related to our intended expansion.

We expect current cash flow and improvements in cash flow through some of our milestones to be able to support current operations during the next year and with the addition of minor capital leases fund some of our milestones. Current milestones that we anticipate will improve cash flow and that have or can be accomplished without significant funding include:

        o Reduction of telephone vendor expenses through renegotiation of contracts and selection of other more cost effective vendors. These were completed between January and February 2002 resulting in approximately $4,975 in reduced monthly expenses commencing between
          January and May 2002.
        o Increase in surcharge to apartment complex customers. The first increase was completed in December 2001 and resulted in approximately
          $2,000 in increased revenue commencing in January 2002. The second increase is planned for July 2002 and will increase revenue by approximately $1,300 per month.
        o Improve television service to currently services apartment complex customers. By changing providers and equipment we improve picture quality and provide additional channels for viewing. Funds to purchase the equipment were from cash flow, sale of replaced equipment, and minor capital leases. An increase in monthly subscriber charges in planned for September 2002. This will increase revenue by
          approximately $1,360 per month.
        o Pay off capital leases. With one exception, all capital leases will be paid off from cash flow during the period January 2002 through July
          2002. This will result in reducing expenses approximately $8,100 per month by August 2002.
        o Provide high-speed Internet service to selected apartment complexes.
          Equipment is being financed through small capital leases and installed commencing in March 2002 with an August 2002 anticipated completion time. We anticipate that the service will be profitable commencing with the first installation and will provide approximately $5,000 per month in cash flow.
        o Re-rate country rates to customers. By modifying rates charge for long distance from one rate for each country to rates for selected cities within each country, our long distance prices will be more competitive with other carriers who currently rate by city. Our in-house personnel will make the required modification of our software to accomplish

                                       50

          this. We anticipate this should positively impact customer retention.
        o Subscribe to NECA collect call re-billing system. This allows us to increase our revenue for re-billing collect calls from other carriers through NECA services, and should improve revenue by approximately
          $150 per month commencing in January 2002. Expense for the interface software will be covered by cash flow.

FUTURE NEEDS

In order to finance our major expansion plans and accomplish the following milestones, we need approximately $15,000,000. Implementation of the following major plans would commence immediately upon receipt of the needed funds and take approximately 12 months to complete. Base on accomplishing these goals, we project an increase in sales of $7-8 million within the first year after receipt of funding. Based on these projections we expect to produce a pre-tax income of approximately $250,000 by the end of the first 12 months after receipt of funds and $2,000,000 for the second 12-month period. By selecting complexes based on our criteria and controlling expansion growth in both our apartment complex market, and business and residential services market, we anticipate we can increase profitability in subsequent years. The following are integral to our expansion plans and projections:

        o Installation of telephone, television, and high-speed Internet systems in apartment complexes or acquisition of already installed systems from other providers. We plan to add up to 35 serviced apartment complexes to service approximately 8,000 more apartment customers within the first year of acquiring the funding. Funding required:
          approximately $12,250,000 would be used for equipment purchase, installation, and to cover initial 2-4 months of negative cash flow for each complex until penetration is sufficient to be profitable.
        o Addition of personnel to accommodate our growth. We intend to add personnel as growth occurs. Funding required: approximately $990,000.
        o Implementation of Unbundled Network Element-P program. This will provide us with additional 30% discount in expenses from local major telephone carriers. We expect the added 30% discount in expense will allow us to implement an agent program in order to add approximately
          5,000 business and residential telephone customers primarily through agents and an affinity program (charitable donation program), and add cellular telephone service to our available products for both apartment complex customers, and business and residential customers.
          Funding required: approximately $106,000.
        o Pay off a current capital lease and notes. This will reduce monthly expenses by approximately $5,412 and retire high interest accounts.
          Funding required: approximately $288,450.
        o Upgrade current apartment complex telephone switching equipment.
          Upgrading our current switches will allow us to terminate long distance calls from other long distance carriers and under reciprocal agreements should reduce our outgoing long distance calling expenses which will reduce our cost of goods and allow us to offer lower rates to our customers and improve gross margin. Funding required:
          approximately $750,000.
        o Cash reserve for general working capital. Funding required:
          approximately $615,000.

Other than the operating cash flow and minor capital leases which are not anticipated to be available to fund the above major expansion plans, we have no sources of financing identified. Even if we identify sources for such financing:

        o Additional financing may not be available on commercially reasonable terms or available at all
        o Additional financing may result in dilution to existing and future equity holders; and
        o If we issue debt instruments, we will be subject to increased debt obligations that will impose a greater financial strain upon our operations.

                                       51

If we do not secure the required funding from equity investment or additional financing, the major expansion planned milestones may not be achieved within the anticipated time period, if at all. We believe that the current level of operations being currently supported can be supported in the future by cash flow from the current level of operations.

ITEM 18. DESCRIPTION OF PROPERTY

We are headquartered in Riverside, California, where we lease approximately
3,100 square feet of offices and warehouse space for approximately $2,300 per month. The lease expires in 2002. We generally are provided minimal space at no charge, from 100 to 200 square feet, for our telecommunications equipment at each of the apartment complexes where we have systems installed.

Our offices are in good condition and are sufficient to conduct our operations.
We believe that our leased facilities are adequate to meet our needs for the next 12 months. However, as we begin to deploy additional systems and build our networks, we will need to increase our headquarters office space, add equipment rooms at newly contracted apartment complexes, and contract for co-location of switching facilities at traditional carriers. We anticipate such facilities are available to meet our development and expansion needs in existing and projected target markets for the foreseeable future.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Competitive Communications

In 1998, Competitive Companies, Inc. was formed to acquire the stock of
Competitive Communications, Inc. from Mr. David Kline II. Mr. Kline II owned a
100% equity interest in Competitive Communications. Mr. Kline II negotiated the transaction for Competitive Communications and Mr. Halstead negotiated the transaction for Competitive Companies. The parties agreed upon a price of
3,302,700 shares of common stock 1,000,000 shares of Class A convertible preferred stock based upon the fact that the at the time of the agreement
Competitive Communications had annual revenues of approximately $1,000,000. The parties agreed to a value of $1 per share for the 3,302,700 shares of common stock and 5,000,000 shares of common stock underlying the preferred stock and agreed upon a formula of 8 times approximate annual revenues.

Upon completion of the transaction, Mr. Kline II owned approximately 53% of the issued and outstanding stock and 16 other shareholders, all officers, directors and employees, owned the remainder. Mr. Kline II surrendered a percentage of ownership in the business in other to secure the involvement of other individuals he felt necessary to grow the business as shareholders.

                                       52

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities. No market exists for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. Although we have held preliminary discussions with one market maker concerning the NASD requirements for qualifying our securities for quotation on the Over-the-Counter Bulletin Board, we have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

Preferred stock

We are authorized to issue 10,000,000 shares of preferred stock.

Class A preferred stock

4,000,000 shares of Class A convertible preferred stock were issued by us to various founding stockholders and management in December 1999. These 4,000,000 shares are convertible into 20,000,000 shares of common stock. Conversion may occur at any time, in whole or in part up to the number of shares set forth below with the achievement of the following events for a period commencing on the date such event was achieved and ending on December 31, 2010.

The conversion events are as follows:

                                                                 Number of shares of
                                                                 common stock issued
Event                                                            upon conversion

Achieving 100% increase in the combined number of owned          10,000,000
apartment complex passings plus non-apartment complex customers

Achieving 10,000 customers in the combined number of owned        5,000,000
apartment complex passings and non-apartment complex customers

Achieving 20,000 customers in the combined number of owned        5,000,000
apartment complex passings and non-apartment complex customers

        o An apartment complex passing is an individual apartment under direct contract with it for telephone, television or Internet service.

        o A non-apartment complex customer is a non-apartment residential or business customer that is counted once for each major service to which they subscribe.

Conversion events are based on customer base existing as of December 9, 1999.

Class B convertible preferred shares

                                       53

We have issued 1,495,436 shares of Class B convertible preferred stock entitling persons owning the Class B shares the following:

The stock shall convert into such number or fraction thereof shares of common stock based upon the following:

                                       1 -
the fraction: [average of opening bid and ask price on the over the counter bulletin board/$3.00]
                                   divided by
the fraction: [average of opening bid and ask price on the over the counter bulletin board/$3.00]

For example, assume average opening bid/ask of $2.00. 1 - 2/3 = 1/3. 1/3 divided by 2/3 = .5 additional share of common stock issued upon conversion.

Class C convertible preferred shares

We have issued 1,000,000 shares of Class C convertible preferred stock entitling persons owning the Class C shares the following:

The stock shall convert into such number or fraction of shares of common stock based upon the following:

                                          1 -
the fraction: [average of first 5 days trading bid and ask price on the over the counter bulletin board/$3.00]
                                      divided by
the fraction: [average of first 5 days trading bid and ask price on the over the counter bulletin board/$3.00]

For example, assume average of first 5 days trading bid/ask of $2.00. 1 - 2/3 =
1/3. 1/3 divided by 2/3 = .5 additional share of common stock issued upon conversion.

The conversion rate for all classes is subject to proportional adjustment in the event of a stock split, stock dividend or similar recapitalization event affecting such shares. Holders of the all classes f preferred shares are not entitled to preferential dividend rights, redemption or voting rights.

Issuance of preferred stock with voting and conversion rights may reduce the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.
We have no plans to issue any shares of preferred stock in the future.

Options

We have 5,040,000 outstanding non-statutory options to the following:

          Name             Number of Option     Exercise Price     Number Currently Exercisable

 Officers, Directors & Affiliates:

     Larry Halstead               1,000,000           $0.001              600,000
     Jerald Woods                   500,000           $1.00                     0
     Judy Kline (1)               2,625,000           $0.001            1,575,000

                                       54

     Sub-Total                    4,125,000                             2,175,000

Others:

     Employees                      445,000           $0.001              347,000
     Employees                      300,000           $0.85                     0
     Employees                       70,000           $1.00                     0
     James Gibson                    50,000           $1.00                     0
     James Healey                    50,000           $1.00                     0

     Sub-Total                      915,000                               347,000

     Total                        5,040,000                             2,522,000

(1) Judy Kline is an employee of Competitive Companies and mother Mr. David
Kline II, Competitive Companies' Chairman, C.E.O., President, C.O.O. & Director.
As Mr. Kline is over 21 years of age and does not live with his mother, he disclaims beneficial ownership of the shares underlying Ms. Kline's options.

The general terms to exercise the options for all except James Healey, James
Gibson and Jerald Woods are the same. Exercise dates and amounts which can be exercised vary. No options may be exercised until two years after initial grant of the individual option. Options are normally exercisable over a five-year period as follows: at the end of:

o        First year - 0%,
o        Second year - 40%
o        Third through fifth year - 20% each year.

Mr. Healey and Mr. Gibson are independent agents for the sale of our products.
The options granted them and Mr. Woods require certain levels of performance from them in order for them to exercise each level.

Sales under Rule 144

There are 824,100 shares of our common stock held by non-affiliates and
3,528,600 shares of our common stock held by affiliates that Rule 144 of the
Securities Act of 1933 defines as restricted securities. The remaining 1,559,361 shares are held by non-affiliates but are not restricted securities and are eligible for resale under the provisions of Rule 144. No shares have been sold pursuant to Rule 144 of the Securities Act of 1933 and no shares are eligible to be resold pursuant to Rule 144. We have agreed to register all of the shares held by our existing non-affiliate selling shareholders and 1,000,000 shares held by an affiliate. We have also issued and intend to issue in the future common stock subject to an employee benefit plan.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our
"affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933 except as registered under this registration statement.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and

                                       55

availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

        o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
        o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
        o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
        o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

                                       56

Holders

As of the date of this registration statement, we had 125 holders of record of our common stock. We have one class of common stock outstanding and three classes of preferred stock outstanding.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant. We are not limited in our ability to pay dividends on our securities.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the Securities and
Exchange Commission.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC is also available at a web site maintained by the SEC at
http://www.sec.gov.

ITEM 21. EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth summary information concerning the compensation received for services rendered to us during the years ended December 31, 2000 and 1999, respectively by the Chief Executive Officer. No other executive officers received aggregate compensation during our last fiscal year which exceeded, or would exceed on an annualized basis, $100,000. Other annual compensation consists of health and life insurance premiums and automobile lease payments.

                                       57

Summary Compensation Table

Annual Compensation

      Name and                                                          All Other Annual
  Principal Position                Year     Salary (1)     Bonus         Compensation
David Kline II                      2000      $  1,022     $      -        $    4,270
  President                         2001      $ 10,218     $      -        $    3,222
  Chief Executive Officer &
     President

As of March 31, 2002, David Kline II received no salary, no bonus, and no other compensation.  We have agreed with Mr, Kline II that he will not receive any pay or compensation during the remainder of 2002 until such time that we have sufficient funding available to initiate our growth plans and ask Mr. Kline II to return on a full time basis.

No other annual compensation, including a bonus or other form of compensation;
and no long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, were paid to
David Kline II during these periods.

On December 23, 1999, the board of directors appointed David Kline II to assume the duties of Chairman of the Board and Chief Executive Officer. This was in
addition to his duties as President. This appointment resulted from the sudden death of David Kline, Sr. on December 23, 1999.

Employment Agreements

We have entered into five-year employment agreements with our president and CFO which require initial annual base salary of approximately $77,000 and $68,000 respectively, and unless earlier ended, are subject to automatic extension for an additional period of two years. The officers' annual base salaries will be increased to $130,000 and $115,000, respectively if we are able to raise
$1,000,000 of investment capital. The president has deferred compensation payable under his employment agreement until he begins to devote full time to the business.

In addition to their annual base salary, both of the executives are entitled to amounts under an executive bonus plan in any fiscal year in which our earnings before taxes and charitable contributions, called PT-PC, is $1,000,000 or more.
Under the plan, 6% of the PT-PC is available for executive officers and an additional 6% for non-executive officers to be paid as cash bonuses no less often than annually. Through December 31, 1999, no amounts have been awarded under this plan.

In addition to the base salary, the president and CFO shall be entitled during the employment period to receive such additional benefits as may be provided for them or to which they may become entitled because his position, tenure, salary, age, health or other qualifications make them eligible to participate.
Additional benefits means

        o Participation in bonus and incentive compensation plans or pools, stock option, bonus, award or purchase plans, retirement plans, and other benefit plans, if any;
        o Life, health, medical, dental, accident, and other personal insurance coverage provided for employees or their dependents;

                                       58

        o Directors' and officers' liability insurance coverage and charter or bylaw provisions or contracts providing for indemnification of corporate personnel or elimination or limitation of their liabilities as such;
        o Automobile or related compensation per guidelines approved by the board of directors;
        o Use of our property and facilities and other perquisites of employment;
        o Paid vacation, leave or holidays;
        o Any and all other compensation, benefits and perquisites of employment with us, if any, other than base salary; and
        o Reasonable moving and personal expenses in connection with company required relocations.

The employment of the president and CFO ends on the date of the occurrence of any of the following events:

        o Expiration of the employment period

        o The death of the president or CFO, respectively

        o Fifteen days after the date on which we have given the president or
          CFO written notice of the termination of employment by reason of permanent physical or mental incapacity that prevents him from performing the essential elements of his respective position for a period of six consecutive months or more as determined by a medical professional selected by us, in our sole discretion, and by us acting in good faith

        o After five days' written notice to the president or CFO for cause, which shall include only the following:

        o Intentional misconduct or gross negligence by the president or CFO in the course of employment

        o The commission or perpetration by the president or CFO of any fraud against us or others in connection with his employment

        o The commission by the president or CFO of such acts or dishonesty, fraud or misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties

        o Knowingly causing or permitting us to violate any law, which violation shall have a material effect on us

        o The failure to perform, breach, or violation by the president or CFO of any of his material obligations under the agreement which continues after fifteen days' written notice has been given to him by us specifying the failure to perform, breach, or violation

        o Upon at least sixty days' advance written notice by the president or
          CFO

        o Upon at least sixty days' advance written notice by us based solely on concurrence of a minimum of 4/5th of the board of directors

In the event the president's or CFO's employment under the employment agreement is ended for the reasons set forth in bullet points 3 or 6 above, we shall pay the president or CFO an amount equal his then base salary multiplied by twenty-four months and shall continue to provide his medical insurance for a period of twenty four months following such termination.

Upon any termination

                                       59

        o The president's or CFO's estate in the case of death shall immediately be paid all accrued base salary which would otherwise be due and payable and accrued vacation pay, all to the date of termination.

        o Benefits accrued under our benefit plans, if any, will be paid in accordance with such plans.

        o Bonuses shall be paid at the end of the fiscal year if earned, with the amount prorated by the number of days during the fiscal year the president or CFO was employed.

The president or CFO have agreed that during the term of their respective employment, they will not engage, directly or indirectly, or be interested as director, officer, partner, consultant, principal, shareholder, or otherwise in any firm, corporation, or other entity in the business of developing, producing, distributing, or selling any product competitive with our products in any geographic area in which we engage in the same or similar business without our express written consent.

Compensation of Directors

We have not agreed to pay our directors who are not officers or employees any stated salary, but by resolution of the board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the board or our committees. On the date of appointment to the board, each board member or employee board member shall be granted an option to purchase at the fair market value an aggregate of 5,000 shares of Class A common stock. The option shall vest and become exercisable at the rate of 20% per year after the expiration of the first year following the date on which the option is granted and shall be exercisable in full only after the expiration of five 5 years following the date the option was granted.

Executive Bonus Plan (ExBP)

The ExBP Plan for Competitive Communications was adopted in April 1996. The plan is intended to enables us to recruit, reward, retain and motivate employees and to attract and retain outside directors, agents and consultants on a basis competitive with industry practices. Under the plan, 6% of
pre-tax-pre-charitable contribution (PT-PC) for executive officers and an additional 6% PT-PC for non-executive officers will be paid as cash bonuses no less often than annually.

The ExBP Plan will be administered by the board of directors or the compensation committee of the board of directors. The committee has sole authority and discretion under the ExBP Plan to designate eligible participants and determine the conditions and limitations applicable to such awards, if any. The awards may be granted singly or together with other awards, or as replacement of, in combination with, or as alternatives to, grants or rights under the ExBP Plan or other employee benefit plans. Awards under the ExBP Plan may be issued based on past performance, as an incentive for future efforts or contingent upon the future performance. No amounts have been awarded under the Plan.

                                       60

ITEM 22. FINANCIAL STATEMENTS

                           COMPETITIVE COMPANIES, INC.
                                AND SUBSIDIARIES

                     Consolidated Financial Statements as of
                         and for the three months ended
                             March 31, 2002 and 2001
                                   (Unaudited)

                                       61

                           COMPETITIVE COMPANIES, INC.
                                AND SUBSIDIARIES

_______________________________________________________________________________________

                                                                               Page
Consolidated Financial Statements (Unaudited):

      Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001     63

      Consolidated Statements of Operations for the three months ended
          March 31, 2002 and 2001                                                64

      Consolidated Statements of Cash Flows for the three months ended
          March 31, 2002 and 2001                                                65

      Condensed notes to Consolidated Financial Statements                       66

_______________________________________________________________________________________

                                       62

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
________________________________________________________________________________________________

                                                               March 31, 2002      December 31,
ASSETS                                                          (Unaudited)          2001

CURRENT ASSETS:
Cash and cash equivalents                                     $      5,924        $          -
Receivables:
      Accounts, net of allowance for doubtful accounts
         of $100,194 and $108,142, respectively                    133,312             143,352
      Unbilled                                                      31,796              52,707
Prepaid expenses and other current assets                            7,052               7,052
      Total current assets                                         178,084             203,111

PROPERTY AND EQUIPMENT - NET                                     1,161,468           1,229,864

OTHER ASSETS:
Intangible contract revenue rights, net of accumulated
   amortization of $25,209 and $0 respectively                     277,291             302,500
Prepaid supplies                                                    44,376              44,375
Employee note receivable                                             8,376               8,438
Other                                                               11,970              11,970

TOTAL                                                         $  1,681,565        $  1,800,258
                                                              =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Due to bank                                                   $          -        $     16,227
Accounts payable                                                   138,161             134,897
Current maturities of long-term debt                                40,430              44,416
Accrued and other liabilities                                       34,250              39,609
      Total current liabilities                                    212,841             235,149

LONG-TERM DEBT (net of current maturities)                         269,957             278,818

       Total liabilities                                           482,798             513,967

STOCKHOLDERS' EQUITY:
Class A convertible preferred stock, $0.001 par value;
  10,000,000 shares authorized, 4,000,000 shares issued
  and outstanding with a liquidation value of $40,000                4,000               4,000
Class A common stock, $0.001 par value; 70,000,000 shares
    authorized, 5,912,061 shares issued and outstanding              5,912               5,912
Additional paid-in capital                                      17,719,192          17,719,192
Deficit                                                        (16,530,337)        (16,442,813)
     Total stockholders' equity                                  1,198,767           1,286,291

TOTAL                                                         $  1,681,565        $  1,800,258
                                                              =============       =============

________________________________________________________________________________________________

See condensed notes.

                                       63

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

________________________________________________________________________________________________

                                                      For the                 For the
                                                Three-Months Ended      Three-Months Ended
                                                   March 31, 2002          March 31, 2001

REVENUES                                          $    395,590            $    366,576

COSTS OF REVENUES                                      346,329                 269,557

GROSS PROFIT                                            49,261                  97,019

OTHER OPERATING EXPENSES:
  Employee compensation and benefits                    60,838                  54,665
  Stock based consulting expense                             -                       -
  Provision for bad debts                                6,030                   2,526
  Interest expense                                       8,296                   9,762
  Occupancy and equipment                               12,997                  11,965
  Professional fees                                      1,637                  20,066
  Other                                                 46,987                  26,889
     Total other operating expenses                    136,785                 125,873

NET LOSS                                          $    (87,524)           $    (28,854)
                                                  =============           =============

NET LOSS PER SHARE:
Basic and diluted                                 $      (0.01)           $      (0.01)
                                                  =============           =============

Weighted average number of shares
  outstanding - basic and diluted                    5,912,061               4,912,061
                                                  =============           =============

________________________________________________________________________________________________

See condensed notes.

                                       64

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

________________________________________________________________________________________________________

                                                                    For the               For the
                                                                  Three-Months          Three-Months
                                                                 Ended March 31,       Ended March 31,
                                                                      2002                  2001
  CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                $      (87,524)          $    (28,854)
       Adjustments to reconcile net loss to net cash
       provided by operating activities:
         Depreciation and amortization                                  73,341                 28,007
         Provision for bad debts                                         6,030                  2,526
         Loss on disposal of assets                                     18,173                      -
       Changes in assets and liabilities, net:
         Decrease in receivables                                        24,921                  1,724
         Decrease in other assets                                           63                      -
         Decrease in due to bank                                       (16,227)                     -
         Increase in accounts payable                                    3,264                 13,254
         Increase in due to affiliate                                        -                 43,167
         Increase in accrued and other liabilities                       3,237                 15,028
  NET CASH PROVIDED BY OPERATING ACTIVITIES                             25,278                 74,852

  CASH FLOWS FROM INVESTING ACTIVITIES:
        Purchases of property and equipment                             (4,849)              (250,000)
        Proceeds from sale of equipment                                  6,940                      -
  NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    2,091               (250,000)

  CASH FLOWS FROM FINANCING ACTIVITIES:
        Repayments of long-term debt                                   (12,848)               (18,285)
        Repayments of capital lease obligations                         (8,597)               (18,120)
  NET CASH USED IN FINANCING ACTIVITIES                                (21,445)               (36,405)

  NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   5,924               (211,553)

  CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             -                230,298

  CASH AND EQUIVALENTS, END OF PERIOD                           $        5,924           $     18,745
                                                                ===============          =============

  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                 $            -           $     12,203
                                                                ===============          =============
  Taxes paid                                                    $            -           $          -
                                                                ===============          =============

________________________________________________________________________________________________________

See condensed notes.

                                       65

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

________________________________________________________________________________

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Competitive Companies, Inc. (the "Parent") was originally incorporated under the laws of the state of Nevada in March 1998, and shortly thereafter acquired all of the assets and assumed all of the liabilities of Competitive Communications,
Inc. ("CCI"), which was incorporated under the laws of the state of California in February 1996. CCI is the successor to Western Telephone & Television, which was founded in 1985.

In January 2000, CCI Residential Services, Inc. ("CCIR") was formed. This entity, which is a wholly owned subsidiary of the Parent, expands on the residential services currently being provided by CCI, while CCI will focus on developing revenue streams from other services.

CCI, CCIR and their Parent (collectively, "we" "us" "our") provide telephone, cable television, long distance/interexchange, and public telephone service, mainly to customers who live in multi-tenant residential buildings. Our operations are located in Riverside, California and approximately 80% of our customers are California residents.

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Actual results could differ significantly from our estimates.

________________________________________________________________________________

                                       66

                           COMPETITIVE COMPANIES, INC.
                                AND SUBSIDIARIES

                     Consolidated Financial Statements as of
                    December 31, 2001 and for the years ended
                         December 31, 2001 and 2000 and
                          Independent Auditors' Report

                                       67

                           COMPETITIVE COMPANIES, INC.
                                AND SUBSIDIARIES

________________________________________________________________________________

                                                                       Page

Independent Auditors' Report                                             69

Consolidated Financial Statements:

      Consolidated Balance Sheet as of December 31, 2001                 70

      Consolidated Statements of Operations for the years ended
          December 31, 2001 and 2000                                     71

      Consolidated Statements of Stockholders' Equity for the years
          ended December 31, 2001 and 2000                               72

      Consolidated Statements of Cash Flows for the years ended
          December 31, 2001 and 2000                                     73

      Notes to Consolidated Financial Statements                         74

________________________________________________________________________________

                                       68

INDEPENDENT AUDITORS' REPORT

To the Stockholders of Competitive Companies, Inc. and subsidiaries:

We have audited the accompanying consolidated balance sheet of Competitive
Companies, Inc. and subsidiaries (the "Company") as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of
December 31, 2001, and the results of its operations and cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

June 24, 2002

                                       69

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2001
________________________________________________________________________________

       ASSETS

       CURRENT ASSETS:
       Receivables:
             Accounts, net of allowance for doubtful
               accounts of $108,142                               $    143,352
             Unbilled                                                   52,707
       Prepaid expenses and other current assets                         7,052
             Total current assets                                      203,111

       PROPERTY AND EQUIPMENT - NET                                  1,229,864

       OTHER ASSETS:
       Intangible contract revenue rights                              302,500
       Prepaid supplies                                                 44,375
       Employee note receivable                                          8,438
       Other                                                            11,970

       TOTAL                                                      $  1,800,258
                                                                  =============

       LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES:
       Due to bank                                                $     16,227
       Accounts payable                                                134,897
       Current maturities of long-term debt                             44,416
       Accrued and other liabilities                                    39,609
             Total current liabilities                                 235,149

       LONG-TERM DEBT (net of current maturities)                      278,818

              Total liabilities                                        513,967

       STOCKHOLDERS' EQUITY:
       Class A convertible preferred stock, $0.001 par value;
           10,000,000 shares authorized, 4,000,000 shares
           issued and outstanding with a liquidation value
           of $40,000                                                    4,000
       Class A common stock, $0.001 par value, 70,000,000
           shares authorized; 5,912,061 shares issued and
           outstanding                                                   5,912
       Additional paid-in capital                                   17,719,192
       Deficit                                                     (16,442,813)
            Total stockholders' equity                               1,286,291

       TOTAL                                                      $  1,800,258
                                                                  =============

________________________________________________________________________________

       See notes to consolidated financial statements.

                                       70

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

________________________________________________________________________________

                                                        2001          2000

REVENUES                                           $ 1,396,377    $ 1,555,799

COSTS OF REVENUES                                    1,065,235      1,174,966

GROSS PROFIT                                           331,142        380,833

OTHER OPERATING EXPENSES:
  Employee compensation and benefits                   224,098        228,429
  Stock based consulting expense                             -         60,000
  Provision for bad debts                               69,590         40,183
  Interest expense                                      45,577         50,204
  Occupancy and equipment                               44,495         55,702
  Professional fees                                     41,256         95,444
  Other                                                 83,519         35,623
     Total other operating expenses                    508,535        565,585

NET LOSS                                           $  (177,393)   $  (184,752)
                                                   ============   ============

NET LOSS PER SHARE:
Basic and diluted                                  $     (0.04)   $     (0.04)
                                                   ============   ============

Weighted average number of shares outstanding -
  basic and diluted                                  4,923,020      4,912,061
                                                   ============   ============

________________________________________________________________________________

See notes to consolidated financial statements.

                                       71

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

_____________________________________________________________________________________________________________________________________________

                                    Class A                 Class A           Additional
                                Preferred Stock           Common Stock         Paid-In                             Subscription
                              Shares       Amount      Shares      Amount       Capital            Deficit          Receivable        Total

Balances, December 31, 1999   4,000,000    $  4,000    4,852,061    $ 4,852   $16,642,221       (16,080,668)      $  (57,500)   $    512,905

Issuance of common stock
   for services rendered
                                      -           -       60,000         60        59,940                 -                -          60,000

Collection of receivable              -           -            -          -             -                 -           57,500          57,500

Net loss                              -           -            -          -             -          (184,752)               -        (184,752)

Balances, December 31,
   2000                       4,000,000       4,000    4,912,061      4,912    16,702,161       (16,265,420)               -         445,653

Issuance of common stock
   in connection with
   acquisition                        -           -    1,000,000      1,000     1,017,031                 -                -       1,018,031

Net loss                              -           -            -          -             -          (177,393)               -        (177,393)

Balances, December 31,
    2001                      4,000,000    $  4,000    5,912,061    $ 5,912   $17,719,192     $ (16,442,813)       $       -    $ 1 ,286,291
                              =========    ========    =========    =======   ===========     ==============       ==========   =============

_____________________________________________________________________________________________________________________________________________

See notes to consolidated financial statements.

                                       72

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
__________________________________________________________________________________________

                                                             2001                  2000
  CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                       $  (177,393)         $   (184,752)
       Adjustments to reconcile net loss to net
       cash provided by operating activities:
         Depreciation and amortization                     121,499               102,407
         Provision for bad debts                            69,590                40,183
         Stock based consulting expense                          -                60,000
       Changes in assets and liabilities, net:
         (Increase) decrease in receivables                (70,410)              (35,667)
         (Increase) decrease in prepaid expenses
          and other current assets                          (2,850)                6,375
         Decrease (increase) in other assets                 1,563               (20,261)
         Increase in due to bank                            16,227                     -
         Increase (decrease) in accounts payable            55,493               (30,314)
         Decrease in due to affiliate                      127,503                61,334
         Increase in accrued and other liabilities          12,779                10,512
  NET CASH PROVIDED BY OPERATING ACTIVITIES                154,001                 9,817

  CASH FLOWS FROM INVESTING ACTIVITIES-
        Purchases of property and equipment               (241,128)              (24,237)

  CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from issuance of common stock                   -                57,500
        Repayments of long-term debt                       (54,442)              (75,796)
        Repayments of capital lease obligations            (88,729)             (101,892)
        Repayments of stockholder advances                       -               (35,766)
  NET CASH USED IN FINANCING ACTIVITIES                   (143,171)             (155,954)

  NET DECREASE IN CASH AND CASH EQUIVALENTS               (230,298)             (170,374)

  CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR             230,298               400,672

  CASH AND EQUIVALENTS, END OF YEAR                    $         -          $    230,298
                                                       ============         =============

  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION :
  Interest paid                                        $    45,577          $     50,206
                                                       ============         =============
  Taxes paid                                           $         -          $          -
                                                       ============         =============

  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Vehicle financed under long-term debt agreement      $    21,932          $          -
                                                       ============         =============

  Acquisition of net assets of Huntington Telecommunication Partners, L.P.
  (see Note C)                                         $ 1,018,031          $          -
                                                       ============         =============

__________________________________________________________________________________________

See notes to consolidated financial statements.

                                       73

                  COMPETITIVE COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

________________________________________________________________________________

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Competitive Companies, Inc. (the "Parent") was originally incorporated under the laws of the state of Nevada in March 1998, and shortly thereafter acquired all of the assets and assumed all of the liabilities of Competitive Communications,
Inc. ("CCI"), which was incorporated under the laws of the state of California in February 1996. CCI is the successor to Western Telephone & Television, which was founded in 1985.

In January 2000, CCI Residential Services, Inc. ("CCIR") was formed. This entity, which is a wholly owned subsidiary of the Parent, expands on the residential services currently being provided by CCI, while CCI will focus on developing revenue streams from other services.

CCI, CCIR and their Parent (collectively, "we" "us" "our") provide telephone, cable television, long distance/interexchange, and public telephone service, mainly to customers who live in multi-tenant residential buildings. Our operations are located in Riverside, California and approximately 80% of our customers are California residents.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

Our consolidated financial statements are prepared using the accrual method of accounting.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the
Parent, Competitive Holdings, Inc., CCI and CCIR . Significant inter-company balances and transactions have been eliminated in consolidation.

Revenue Recognition

Revenues are recognized in the month in which the service is provided. Amounts that are not billed by the end of the year are classified as unbilled receivables in the accompanying consolidated balance sheet.

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Actual results could differ significantly from our estimates.

                                       74

Financial Instruments

We believe the book value of our cash and cash equivalents, receivables, accounts payable and accrued and other liabilities approximates their fair values due to their short-term nature. In addition, we believe the book values of our notes payable approximates their fair values as the current interest rates on such obligations approximates rates at which similar types of arrangements could be currently negotiated by us.

Long-Lived Assets

We periodically review our long-lived assets for indications of impairment. If the value of an asset is considered impaired, an impairment loss would be recognized. At December 31, 2001, we believe all of our long-term assets are recoverable.

Property and Equipment

Property and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation and amortization are computed using the straight-line method over the assets' estimated useful lives of five to ten years.

Intangible Assets

Intangible contract revenue rights acquired in the acquisition of Huntington
Telecommunication Partners, L.P. ("HTP")- See Note C, are being amortized on a straight-line basis over the average remaining terms of the contracts of three years.

Income Taxes

We compute income taxes in accordance with Financial Accounting Standards
Statement No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109,
deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the tax bases of assets and liabilities and their financial statement carrying amounts. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Temporary differences between financial and taxable reporting arise primarily from certain stock based compensation relating to the grant of certain options and differences in providing for bad debts and depreciation.

Concentrations of Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents, and receivables. With respect to cash and cash equivalents, during the year ended
December 31, 2001, we maintained all of our cash and cash equivalents in deposit accounts with one financial institution, which deposit accounts at times may have exceeded federally insured limits. We have not experienced any losses in such accounts.

Substantially all of our revenues, accounts and unbilled receivables arise primarily from agreements to provide telecommunications and cable services to customers in eight apartments buildings in southern California. The agreements expire between 2003 and 2005. We perform ongoing credit evaluations of our customers and generally do not require collateral as we believe we have certain collection measures in-place to limit the potential for significant losses.

                                       75

Substantially all of the receivables included in the accompanying consolidated balance sheet were recovered subsequent to December 31, 2001.

We purchase a significant portion of our local line capacity from two vendors, our long distance line capacity from one vendor, and our cable television capacity from three vendors. We perform ongoing negotiations with other vendors and believe that given the competitive nature of the industry we could obtain similar agreements with other vendors.

Advertising

Advertising costs are expensed as incurred.

Loss Per Common Share

We compute net loss per share in accordance with Statement of Financial
Accounting Standards Board Statement No. 128 "Earnings per Share" ("SFAS No.
128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the periods. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. Common stock equivalents existing at December 31, 2001 and 2000, which consist primarily of preferred stock and common stock options (see Note E), are not included in the per share calculations because they are anti-dilutive. Accordingly, basic and diluted net loss per share are identical for each of the years ending December
31, 2001 and 2000.

Stock-Based Compensation

We have adopted SFAS No 123, "Accounting for Stock-Based Compensation" which requires us to recognize as expense the fair value of all stock-based awards on the date of grant, or continue to apply the provisions of Accounting Principles
Board Opinion No. 25 and provide pro-forma net income (loss) earnings per share disclosure for employee stock option grants and all other stock-based compensation as if the fair-value-based method defined in SFAS 123 had been applied.

Statement of Cash Flows

For purposes of the statement of cash flows, we consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Recent Pronouncements

In July 2001 the FASB issued SFAS 143, "Accounting for Asset Retirement
Obligations". This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This
Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. We do not believe the adoption of this standard will have a material impact on our consolidated financial statements.

                                       76

In August 2001 the FASB issued SFAS 144, "Accounting for the Impairment or
Disposal of Long-Lived Assets". This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes
FASB Statement 121, "Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to Be Disposed Of". The provisions of the statement are effective for financial statements issued for fiscal years beginning after
December 15, 2001. We do not believe the adoption of this standard will have a material impact on our consolidated financial statements.

NOTE C - ACQUISITION

On December 28, 2001, primarily to expand our customer base, we acquired all of the assets and assumed all of the liabilities of HTP, a California limited partnership in exchange for 1,000,000 shares of our common stock. In addition to such consideration, if the average closing bid price of our common stock is less than $3.00 per share for the first five days of trading subsequent to the registration of such shares with the Securities and Exchange Commission, we will be obligated to issue additional shares of our common stock to the previous shareholders of HTP. For example, if the average closing bid price of our common stock is $1.00 per share, we will be required to issue an additional 2,000,000 shares of our common stock. In accordance with the provisions of SFAS No. 141,
"Business Combinations" the cost of these shares has not been included in the determination of the purchase price because the number of shares that may ultimately be issued as a result of this contingency is not determinable beyond a reasonable doubt.

We accounted for this transaction using the purchase method of accounting. The results of operations have been included in the accompanying consolidated statement of operations since the date of the acquisition. Based on the fair market value of the net assets received, the value of the common shares issued to effect the acquisition, aggregated $1,018,031 (or $1.018 per share which price approximates the price at which the last sales of our common stock occurred - $1.00 per share in 1999).

The purchase price was allocated as follows:
                                                           Amounts

          Property and equipment                       $    526,694
          Intangible contract revenue rights                302,500
          Receivables, net                                  215,274
          Accounts payable                                  (26,437)

          Total                                        $  1,018,031
                                                       =============

We had a 5% ownership interest in HTP prior to the acquisition. Because of this, property and equipment were recorded at 95% of fair market value and 5% of historical cost. We valued the intangible contract revenue rights at fair market value based on the discounted cash flows of the estimated revenue stream from various contracts to provide telecommunications services which we acquired. The remaining assets acquired and liabilities assumed were recorded at the historical cost basis of HTP as such basis approximated the fair values of HTP's assets and liabilities at the date of acquisition.

The following unaudited pro forma information presents the summarized results of consolidated operations assuming the acquisition had occurred on January 1,
2001. This information is provided for informational purposes only, and should not be considered to (1) be indicative of our results of operations had the acquisition been consummated on the date assumed or (2) to represent a projection of our results of operations for any future period.

                                       77

                                                               Amounts

     Net sales                                              $  1,852,107
                                                            =============

     Net loss                                               $    (51,132)
                                                            =============

     Net loss per share - basic and fully diluted           $       (.01)
                                                            =============

HTP has the right to rescind this acquisition agreement if we are not successful in securing a qualification for quotation for our common shares on the over the counter bulletin board ("OTC-BB")-See Note J, by January 13, 2002, as extended.
Any rescission would result in our losing the revenue producing assets we acquired.

NOTE D - PROPERTY AND EQUIPMENT-NET

Property and equipment consists of the following at December 31, 2001:

                                                                      Amounts
      Telecommunications equipment and computers (including
         equipment leased under capital leases of $177,500)        $  1,558,086
      Vehicles                                                           26,069
      Furniture, fixtures and improvements                               21,290
      Subtotal                                                        1,605,445
      Less accumulated depreciation and amortization                   (375,581)

      Property and equipment-net                                   $  1,229,864
                                                                   =============

Accumulated depreciation and amortization includes $79,875 of accumulated amortization of leased equipment.

NOTE E - STOCKHOLDERS' EQUITY

During the year ended December 31, 2000, we issued 60,000 shares of our common stock in exchange for services provided to us. Because the fair value of the stock at the time of issuance was considered to be $1.00 per share (based on our last sales of common stock), $60,000 has been recorded as stock-based compensation expense in the accompanying consolidated statement of operations.

The Board of Directors has reserved 7,500,000 shares of our common stock for issuance under our Incentive and Non-Statutory Stock Option Plan (the "Plan").
Generally, incentive options are granted at an exercise price equal to the fair value of our common stock (as determined by the Board of Directors) at the date of grant, require two-years of continued employment before exercise and have 20%
vesting schedules. As of December 31, 2001, we have granted 5,040,000 shares at exercise prices from $ .001 to $5.00 per share. The status of our stock options is summarized below:

                                       78

                                                                                   Weighted
                                                                                    Average
                                                     Number of Shares         Exercise Price

   Options outstanding at December 31, 1999              4,420,000              $     0.093

      Granted                                               50,000                    3.000
      Exercised                                                  -                        -
      Canceled                                                   -                        -

   Options outstanding at December 31, 2000              4,470,000                    0.125

      Granted                                              570,000                    1.000
      Exercised                                                  -                        -
      Canceled                                                   -                        -

   Options outstanding at December 31, 2001              5,040,000              $     0.224
                                                         =========              ===========

   Options becoming exercisable during the years
        ended:

      December 31, 2001                                  2,522,000              $     0.041
      December 31, 2002                                    874,000                    0.059
      December 31, 2003                                    902,000                    0.088
      December 31, 2004                                    214,000                    0.773
      December 31, 2005                                    114,000                    1.000
      December 31, 2006 and thereafter                     414,000                    1.483

   Total options exercisable                             5,040,000              $     0.224
                                                         =========              ===========

Each of the options expires on the earlier of the date specified in the option agreement, or the tenth anniversary of the date of grant. Any incentive option not subject to this provision is designated as being a non-statutory option.
Whenever an outstanding option is terminated (other than by exercise), the shares of common stock relating to such option are to be restored to the Plan and be available for the grant of other options under the Plan.

We account for our stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock
Issued to Employees". Had our compensation expense for stock-based compensation plans been determined based upon fair values at the grant dates for awards under this plan in accordance with SFAS No. 123, "Accounting for Stock-Based
Compensation," our net loss and pro forma net loss per share amounts would have increased as follows:

                                       2001                  2000
   Net loss:
       As reported                $   (177,393)         $  (184,752)
                                  =============         ============

       Pro forma                  $   (397,760)         $  (518,268)
                                  =============         ============

                                       79

   Loss per share:
       As reported                $       (.04)         $      (.04)
                                  =============         ============

       Pro forma                  $       (.08)         $      (.11)
                                  =============         ============

The weighted average minimum value of options granted during 2001 and 2000, estimated on the date of grant using the Black-Scholes option-pricing model, ranged from approximately $.23 - $ .31. The minimum value of options granted was estimated on the dates of the grants using the following approximate assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 4.9% - 5.3%, and an expected life of 5-7 years.

Preferred Stock

At the option of the holder, upon meeting certain performance requirements, each share of our preferred stock may be converted to five shares of our Class A common stock.

NOTE F- LONG-TERM DEBT

Long-term debt consists of the following at December 31, 2001:

Note payable to Frontier Communications Services, Inc., bearing interest at 10% with monthly principal and interest payments of $3,046 through March 15, 2003. The note is secured by the telecommunications
equipment purchased with the proceeds from the note.                    $   42,784

Unsecured note payable to stockholder, bearing interest at 8.0% and requiring monthly principal and interest payments of $683 through
February 23, 2011.                                                          52,777

Note payable to Ford Credit, bearing interest at 2.9% with monthly principal and interest payments of $393 through August 6, 2006. The note is secured by the vehicle purchased with the proceeds from the
note.                                                                       20,223

Note payable to GST Universal, Inc., bearing interest at 10% and requiring interest payments only of $1,729 through May 10, 2004 at which time all principal and unpaid interest is due in full. The note is secured by the telecommunications equipment purchased with the
proceeds from the note.                                                    207,450
                                                                           323,234
Less current maturities                                                    (44,416)

Long-term debt                                                          $  278,818
                                                                        ===========

Scheduled maturities of long-term debt as of December 31, 2001 are as follows:

                                       80

               Years Ending
               December 31,                                               Amounts

                2002                                                    $   44,416
                2003                                                        15,025
                2004                                                       216,675
                2005                                                         9,754
                2006                                                         8,740
                Thereafter                                                  28,624

                Total                                                   $  323,234
                                                                        ===========

NOTE G- OTHER RELATED PARTY TRANSACTIONS

Prior to December 28, 2001, we provided billing, collection and certain other administrative services, as well as certain telephone and cable services, to
HTP. As consideration for such services, we received approximately $69,600 and
$78,000 for the years ended December 31, 2001 and 2000, respectively.
Additionally, we sold approximately $94,800 and $235,500 in long distance services to HTP during the years ended December 31, 2001 and 2000, respectively.

NOTE H- INCOME TAXES

During the years ended December 31, 2001 and 2000, we recognized losses for both financial and tax reporting purposes. Accordingly, no provisions for income taxes have been provided for in the accompanying consolidated statements of operations. The significant components of the net deferred income tax assets and liabilities as of December 31, 2001 (assuming an effective income tax rate of
39%) are approximately as follows:

Current deferred income tax asset:

Allowance for doubtful accounts                            $    43,000
Less valuation allowance                                       (43,000)

Current deferred income tax asset                          $         -
                                                           ============

Non-current deferred income tax asset:

Net operating loss carryforwards                           $   381,800
Stock based compensation                                        97,600
Accumulated depreciation and amortization                       (7,300)
Other                                                              100
Subtotal                                                       472,200
Less valuation allowance                                      (472,200)

Non-current deferred income tax asset                      $         -
                                                           ============

The provisions for income taxes for the years ended December 31, 2001 and 2000 are made up of the following:

                                       81

                                                 2001          2000

   Current                                  $        -      $        -
   Deferred                                     70,351          43,417
   Change in valuation reserve                 (70,351)        (43,417)

   Provision for income taxes               $        -      $        -
                                            ===========     ===========

At December 31, 2001, we had total net operating loss carryforwards of approximately $ 958,400 for income tax purposes. The significant difference between our deficit and net operating loss carryforwards are primarily attributable to the effect of permanent differences arising from the grant of certain options. These carryforwards are available to offset future taxable income through the year ended December 31, 2021. The current and non-current deferred income tax assets are not recorded in the accompanying balance sheet because we established a valuation allowance to fully reserve such assets, as their realization did not meet the required asset recognition standard established by SFAS 109. The valuation allowance increased by a total of approximately $70,351 during the year ended December 31, 2001.

NOTE I - COMMITMENTS AND CONTINGENCIES

Operating Leases

We lease our operating facility and certain equipment under non-cancelable operating leases. Future minimum lease payments required for the year ended
December 31, 2002 are $30,438.

Total rent expense for 2001 and 2000 approximated $26,500 and $27,500, respectively.

Employment Agreements

We currently have employment agreements with our President and Secretary that expire in 2003 and 2004, respectively (unless extended as allowed by the agreements). Depending upon certain performance measures, future base salary commitments under these agreements will range as follows:

Years ending                 Minimum           Maximum
December 31,

   2002                    $   145,000       $  245,000
   2003                    $    93,700       $  158,300
   2004                    $    45,300       $   76,700

   Total                   $   284,000       $  480,000
                           ===========       ==========

In addition to their annual base salary, both of the executives are entitled to amounts under an executive bonus plan in any fiscal year in which our earnings before taxes and charitable contributions ("PT-PC") are $1,000,000 or more.
Under the plan, 6% of the PT-PC is available for executive officers and an additional 6% for non-executive officers to be paid as cash bonuses no less often than annually. Through December 31, 2001, no amounts have been awarded and
/or accrued under this plan.

NOTE J - PROPOSED COMMON STOCK OFFERING

We have filed a registration statement with the Securities and Exchange
Commission, which will enable various shareholders to offer to sell shares of the common stock they own in our company (we will not receive any part of the proceeds from the sale of any of these shares). We have agreed to pay all expenses associated with the registration of the shares and the printing of the prospectus.

                                       82

In connection with the common stock offering, we have set aside 1,495,436 convertible Class B preferred stock options for potential issuance to certain of our shareholders, in the event that the opening trading price of our common stock in the secondary market does not meet the following requirements. If the average opening bid price of our common stock is less than $3.00 per share, we will be obligated to issue additional shares to holders of 1,495,436 shares of our common stock so that the fair market value of shares held by these stockholders is $3.00 (for example, if the opening bid price of our common stock is $1.00 per share, we would be obligated to issue an additional 2,990,872 shares of our common stock).

________________________________________________________________________________

                                       83

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

                                       84

PRELIMINARY PROSPECTUS
COMPETITIVE COMPANIES, INC.
SUBJECT TO COMPLETION, DATED DECEMBER ***, 2001

This offering is comprised solely of shares being offered by our selling shareholders.

Our selling shareholders are offering:

2,559,361 shares of our common stock, $.001 par value per share
1,495,436 shares of Class B preferred stock, $.001 par value
1,000,000 shares of Class C preferred stock, $.001 par value

Our common stock is not now qualified for quotation on the Over-the-Counter
Bulletin Board or listed on any national securities exchange or the NASDAQ stock market.

The selling shareholders may offer their shares at any price.

Dealer Prospectus Delivery Obligation
Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       85

PART II

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation  and By-laws,  subject to the provisions of Nevada law,  contain  provisions  which allow the  corporation  to indemnify any person under certain circumstances.

Nevada law provides the following:

NRS 78.7502 Discretionary and mandatory indemnification of officers,  directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending  or  completed  action,  suit or proceeding, whether civil, criminal, administrative or investigative,  except an action by or in the right of the  corporation,  by reason of the fact that he is or was a director,  officer, employee or agent of the corporation,  or is or was serving at the request of the  corporation as a director,  officer,  employee or agent  of  another  corporation,  partnership,  joint  venture,  trust  or other enterprise,  against expenses,  including attorneys' fees, judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action,  suit or  proceeding  if he acted in good faith and in a manner which he  reasonably  believed to be in or not opposed to the best  interests of the corporation,  and, with respect to any criminal action or proceeding, had no reasonable  cause to believe his conduct was unlawful.  The  termination  of any action, suit or proceeding by judgment, order, settlement,  conviction or upon a plea of nolo  contendere  or its  equivalent,  does  not,  of  itself,  create a presumption  that the person did not act in good faith and in a manner  which he reasonably  believed  to be in or not  opposed  to  the  best  interests  of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the  corporation to procure a judgment in its favor by reason of the  fact  that he is or was a  director,  officer,  employee  or  agent  of the corporation,  or is or was  serving  at the  request  of  the  corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise against expenses,  including amounts paid in settlement  and  attorneys'  fees  actually  and  reasonably  incurred by him in connection  with the defense or  settlement of the action or suit if he acted in good faith and in a manner which he reasonably  believed to be in or not opposed to the best interests of the  corporation.  Indemnification  may not be made for any  claim,  issue or matter as to which such a person  has been  adjudged  by a court of competent  jurisdiction,  after exhaustion of all appeals therefrom, to be  liable  to  the  corporation  or  for  amounts  paid  in  settlement  to the corporation, unless and only to the extent that the court in which the action or suit was  brought  or other  court of  competent  jurisdiction  determines  upon application  that in view of all the  circumstances  of the case,  the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director,  officer,  employee or agent of a  corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter  therein,  the  corporation  shall  indemnify  him  against  expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.
      (Added to NRS by 1997, 694)

        NRS 78.751 Authorization required for discretionary indemnification;
advancement of expenses; limitation on indemnification and advancement of expenses.
        1. Any discretionary indemnification under NRS 78.7502 unless ordered by a

                                       86

court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
        (a) By the stockholders;
        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
        (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
        2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.
        3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
        (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
        (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
        (Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706)

        NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

        1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.
        2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:
        (a) The creation of a trust fund.
        (b) The establishment of a program of self-insurance.
        (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
        (d) The establishment of a letter of credit, guaranty or surety.
No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

                                       87

        3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.
        4. In the absence of fraud:
        (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
        (b) The insurance or other financial arrangement:
                (1) Is not void or voidable; and
                (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
        5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.
        (Added to NRS by 1987, 80)

Our Articles and By-Laws also provide for indemnification to the fullest extent permitted under Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*)
represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses.

ITEM                                                                  AMOUNT
SEC Registration Fee                                                  $ 2,500
Legal Fees and Expenses                                               $17,500
Accounting Fees and Expenses*                                         $10,000
Miscellaneous*                                                        $20,000
Total*                                                                $50,000

* Estimated Figure

ITEM 25.  RECENT SALES OF UNREGISTERED SECURITIES

                                       88

In connection with the asset acquisition from Huntington Partners, we issued
1,000,000 shares of Common Stock and 1,000,000 shares of Class C Preferred
Stock.

In connection with the merger with Competitive Companies, we issued 5,912,061 shares of common stock, 4,000,000 shares of Class A preferred stock, and
1,495,436 shares of Class B preferred stock.

These shares were issued in reliance upon Section 4(2) of the 1933 Act in view of the following:

        o None of these issuances involved underwriters, underwriting discounts or commissions.
        o Restrictive legends are placed on all certificates issued.
        o The distribution did not involve general solicitation or advertising.
        o No cash consideration was involved
        o Except for Huntington Partners, all shareholders receiving stock were already shareholders of Competitive Companies
        o The distributions were made only to accredited investors or investors who were believed to be sophisticated enough to evaluate the risks of the investment, particularly in view of the fact that no cash consideration was involved.

ITEM 27.  EXHIBITS

        2.1     Plan and agreement of reorganization
        2.2     Amendment to plan and agreement of reorganization *
        3.1     Articles of Competitive Companies, as amended
        3.11    By-laws of Competitive Companies
        4.1     Rights and preferences of Preferred Stock
        5.1     Legal Opinion

        10.01   Partnership Agreement - D. Greens
        10.02   Partnership Agreement - A. Gardens
        10.03   Partnership Agreement - C. Hills
        10.04   Partnership Agreement - Rollingwood
        10.05a  Partnership Agreement - Trussville
        10.5b   Supply, Services and Management Agreement Trussville
        10.06a  Acquisition Agreement - GST
        10.6b   Acquisition Agreement- GST
        10.6c   Acquisition Agreement- GST
        10.07   Employment Agreement - L. Halstead
        10.08   OPEN
        10.09   Employment Agreement - DK
        10.10   Agreement with LCI Quest
        10.11   Agreement with Inet
        10.12   Sample Option Agreement - employees
        10.13   Sample Option Agreement - consultants
        10.14   Sample Subscription Agreement - Common Stock
        10.15   Lease Agreement - Office
        10.16   Competitive Local Exchange Carriers License Approval Letter - MS
        10.17   Competitive Local Exchange Carriers License Approval Letter - Ca
        10.18   Convertible Note - T. Baba & addendum
        10.19   Sample Note Conversion Addendum
        10.21   Master Option Agreement

                                       89

        23.1    Consent of Accountants - KCH
        23.2    Consent of Accountants - KCH
        23.5    Consent of Counsel (provided in 5.1)

      *filed herewith

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

ITEM 28.  UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of
Incorporation and By-Laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

        i. Include any prospectus required by section 10(a)(3) of the Securities
           Act;

        ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                       90

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Riverside California on July 26,
2002.

     Competitive Companies, Inc.

Title                               Name                 Date          Signature
Principal Executive Officer         David Kline II      7-26-02    /s/ David Kline II
Principal Accounting Officer        Larry Halstead      7-26-02    /s/ Larry Halstead
Principal Financial Officer         Larry Halstead      7-26-02    /s/ Larry Halstead

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           NAME                  TITLE          DATE
/s/ David Kline II                  David Kline II       Director       7-26-02
/s/ Michael Godfree                 Michael Godfree      Director       7-26-02
/s/ Larry Halstead                  Larry Halstead       Director       7-26-02
/s/ Jerald Woods                    Jerald Woods         Director       7-26-02
/s/ David Hewitt                    David Hewitt         Director       7-26-02

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